================================================================================








                                    TXU CORP.


                                       AND


                              THE BANK OF NEW YORK,
                           as Purchase Contract Agent
                                   and Trustee




                           PURCHASE CONTRACT AGREEMENT




                           Dated as of October 1, 2001









================================================================================

                                   TIE SHEET
                                   ---------



Section of                                               Section of
Trust Indenture Act                                      Purchase Contract
of 1939, as amended                                      agreement
-------------------                                      ------------
310(a)                                                   7.8
310(b)                                                   7.9(g), 11.8
310(c)                                                   Inapplicable
311(a)                                                   11.2(b)
311(b)                                                   11.2(b)
311(c)                                                   Inapplicable
312(a)                                                   11.2(a)
312(b)                                                   11.2(b)
313                                                      11.3
314(a)                                                   11.4
314(b)                                                   Inapplicable
314(c)                                                   11.5
314(d)                                                   Inapplicable
314(e)                                                   1.1, 1.3, 11.5
314(f)                                                   11.1
315(a)                                                   7.1(a)
315(b)                                                   7.2
315(c)                                                   7.1(e)
315(d)                                                   7.1(b)
316(a)                                                   11.6
316(b)                                                   6.1
316(c)                                                   11.2
317(a)                                                   Inapplicable
317(b)                                                   Inapplicable
318(a)                                                   11.1(b)
318(b)                                                   11.1
318(c)                                                   11.1(a)



-------------
* This Cross-Reference Table does not constitute part of the Purchase Contract Agreement and shall not affect the interpretation of any of its terms or provisions.

                               TABLE OF CONTENTS



                                                                        Page No.
                                                                        --------
RECITALS                                                                       6

ARTICLE I Definitions and Other Provisions of General Applications             6
   SECTION 1.1 Definitions.                                                    6
   SECTION 1.2 Compliance Certificates and Opinions.                          18
   SECTION 1.3 Form of Documents Delivered to Agent.                          19
   SECTION 1.4 Acts of Holders; Record Dates.                                 19
   SECTION 1.5 Notices.                                                       21
   SECTION 1.6 Notice to Holders; Waiver.                                     21
   SECTION 1.7 Effect of Headings and Table of Contents.                      22
   SECTION 1.8 Successors and Assigns.                                        22
   SECTION 1.9 Separability Clause.                                           22
   SECTION 1.10 Benefits of Agreement.                                        22
   SECTION 1.11 Governing Law.                                                22
   SECTION 1.12 Legal Holidays.                                               22
   SECTION 1.13 Counterparts.                                                 23
   SECTION 1.14 Inspection of Agreement.                                      23

ARTICLE II Certificate Forms                                                  23
   SECTION 2.1 Forms of Certificates Generally.                               23
   SECTION 2.2 Form of Agent's Certificate of Authentication.                 24

ARTICLE III The Securities                                                    24
   SECTION 3.1 Title and Terms; Denominations.                                24
   SECTION 3.2 Rights and Obligations Evidenced by the Certificates.          24
   SECTION 3.3 Execution, Authentication, Delivery and Dating.                25
   SECTION 3.4 Temporary Certificates.                                        25
   SECTION 3.5 Registration; Registration of Transfer and Exchange.           26
   SECTION 3.6 Book-Entry Interests.                                          27
   SECTION 3.7 Notices to Holders.                                            27
   SECTION 3.8 Appointment of Successor Clearing Agency.                      27
   SECTION 3.9 Definitive Certificates.                                       27
   SECTION 3.10 Mutilated, Destroyed, Lost and Stolen Certificates.           28
   SECTION 3.11 Persons Deemed Owners.                                        29
   SECTION 3.12 Cancellation.                                                 29
   SECTION 3.13 Establishment or Reestablishment of Treasury Units.           29
   SECTION 3.14 Establishment or Reestablishment of Corporate Units.          32
   SECTION 3.15 Transfer of Collateral upon Occurrence of Termination
                Event.                                                        34
   SECTION 3.16 No Consent to Assumption.                                     34

ARTICLE IV The Debt Securities                                                34
   SECTION 4.1 Payment of Interest; Rights to Interest Preserved;
               Interest Rate Reset; Notice.                                   34
   SECTION 4.2 Notice and Voting.                                             36
   SECTION 4.3 Substitution of a Treasury Portfolio for Debt Securities.      36
   SECTION 4.4 Consent to Treatment for Tax Purposes.                         37



                                        3

ARTICLE V The Purchase Contracts                                              38
   SECTION 5.1 Purchase of Shares of Common Stock.                            38
   SECTION 5.2 Contract Adjustment Payments.                                  39
   SECTION 5.3 Deferral of Payment Dates For Contract Adjustment Payments.    39
   SECTION 5.4 Payment of Purchase Price.                                     40
   SECTION 5.5 Issuance of Shares of Common Stock.                            44
   SECTION 5.6 Adjustment of Settlement Rate.                                 44
   SECTION 5.7 Notice of Adjustments and Certain Other Events.                48
   SECTION 5.8 Termination Event; Notice.                                     49
   SECTION 5.9 Early Settlement.                                              49
   SECTION 5.10 No Fractional Shares.                                         50
   SECTION 5.11 Charges and Taxes.                                            51

ARTICLE VI Remedies                                                           51
   SECTION 6.1 Unconditional Right of Holders to Receive Contract
               Adjustment Payments and to Purchase Common Stock.              51
   SECTION 6.2 Restoration of Rights and Remedies.                            51
   SECTION 6.3 Rights and Remedies Cumulative.                                52
   SECTION 6.4 Delay or Omission Not Waiver.                                  52
   SECTION 6.5 Undertaking for Costs.                                         52
   SECTION 6.6 Waiver of Stay or Extension Laws.                              52

ARTICLE VII The Agent                                                         53
   SECTION 7.1 Certain Duties and Responsibilities.                           53
   SECTION 7.2 Notice of Default.                                             54
   SECTION 7.3 Certain Rights of Agent.                                       54
   SECTION 7.4 Not Responsible for Recitals or Issuance of Securities.        55
   SECTION 7.5 May Hold Securities.                                           55
   SECTION 7.6 Money Held in Custody.                                         55
   SECTION 7.7 Compensation and Reimbursement.                                55
   SECTION 7.8 Corporate Agent Required; Eligibility.                         56
   SECTION 7.9 Resignation and Removal; Appointment of Successor.             56
   SECTION 7.10 Acceptance of Appointment by Successor.                       57
   SECTION 7.11 Merger, Conversion, Consolidation or Succession to Business.  57
   SECTION 7.12 Preservation of Information; Communications to Holders.       58
   SECTION 7.13 No Obligations of Agent.                                      58
   SECTION 7.14 Tax Compliance.                                               58

ARTICLE VIII Supplemental Agreements                                          59
   SECTION 8.1 Supplemental Agreements Without Consent of Holders.            59
   SECTION 8.2 Supplemental Agreements with Consent of Holders.               59
   SECTION 8.3 Execution of Supplemental Agreements.                          60
   SECTION 8.4 Effect of Supplemental Agreements.                             60
   SECTION 8.5 Reference to Supplemental Agreements.                          60

ARTICLE IX Consolidation, Merger, Sale or Conveyance                          61
   SECTION 9.1 Covenant Not to Merge, Consolidate, Sell or Convey
               Property Except Under Certain Conditions.                      61
   SECTION 9.2 Rights and Duties of Successor Entity.                         61
   SECTION 9.3 Opinion of Counsel Given to Agent.                             61


                                       4

ARTICLE X Covenants                                                           62
   SECTION 10.1 Performance Under Purchase Contracts.                         62
   SECTION 10.2 Maintenance of Office or Agency.                              62
   SECTION 10.3 Company to Reserve Common Stock.                              62
   SECTION 10.4 Covenants as to Common Stock.                                 62

ARTICLE XI Trust Indenture Act                                                63
   SECTION 11.1 Trust Indenture Act; Application.                             63
   SECTION 11.2 Lists of Holders of Securities.                               63
   SECTION 11.3 Reports by the Agent.                                         63
   SECTION 11.4 Periodic Reports to Agent.                                    63
   SECTION 11.5 Evidence of Compliance with Conditions Precedent.             63
   SECTION 11.6 Defaults; Waiver.                                             64
   SECTION 11.7 Agent's Knowledge of Defaults.                                64
   SECTION 11.8 Conflicting Interests.                                        64
   SECTION 11.9 Direction of Agent.                                           64

EXHIBIT A                                                                    A-1

EXHIBIT B                                                                    B-1

EXHIBIT C                                                                    C-1


         PURCHASE CONTRACT AGREEMENT, dated as of October 1, 2001, between TXU Corp., a Texas corporation (the "Company"), and The Bank of New York, acting as purchase contract agent, attorney-in-fact and trustee for the Holders of Securities from time to time (in any one or more of such capacities, the "Agent").

                                    RECITALS

         The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Securities.

         All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as provided in this Agreement, the valid obligations of the Company and the Holders, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

                                  WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:


                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATIONS

SECTION 1.1   DEFINITIONS.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and nouns and pronouns of the masculine gender include the feminine and neuter genders;

         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

         (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

         (d)  the following terms have the meanings given to them in this
     Section 1.1(d):

         "3-YEAR TREASURY PORTFOLIO" means (i) interest or principal strips of U.S. Treasury Securities that mature on or prior to November 15, 2004 in an aggregate amount equal to the Applicable Principal Amount of Series K Notes and
(ii) with respect to the scheduled interest payment date on the Series K Notes that occurs on November 16, 2004, interest or principal strips of U.S. Treasury Securities which mature on or prior to November 16, 2004 in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of Series K Notes that would have been included in Corporate Units assuming no remarketing of Series K Notes on August 16, 2004 and that the interest rate on the Series K Notes was not reset on August 16, 2004.

         "3-YEAR TREASURY PORTFOLIO PURCHASE PRICE" means the lowest aggregate price quoted by a Primary Treasury Dealer to the Quotation Agent on the third Business Day immediately preceding August 16, 2004 for the purchase of the 3-Year Treasury Portfolio for settlement on August 16, 2004.

         "3-YEAR TREASURY SECURITY" means a zero-coupon U.S. Treasury Security having a principal amount at maturity equal to $1,000 and maturing on November 15, 2004 (CUSIP No. 912803AB9).

         "4-YEAR TREASURY PORTFOLIO" means (i) interest or principal strips of U.S. Treasury Securities that mature on or prior to November 15, 2005 in an aggregate amount equal to the Applicable Principal Amount of Series L Notes and
(ii) with respect to the scheduled interest payment date on the Series L Notes that occurs on November 16, 2005, interest or principal strips of U.S. Treasury Securities which mature on or prior to November 16, 2005 in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of Series L Notes that would have been included in Corporate Units assuming no remarketing of Series L Notes on August 16, 2005 and that the interest rate on the Series L Notes was not reset on August 16, 2005.

         "4-YEAR TREASURY PORTFOLIO PURCHASE PRICE" means the lowest aggregate price quoted by a Primary Treasury Dealer to the Quotation Agent on the third Business Day immediately preceding August 16, 2005 for the purchase of the 4-Year Treasury Portfolio for settlement on August 16, 2005.

         "4-YEAR TREASURY SECURITY" means a zero-coupon U.S. Treasury Security having a principal amount at maturity equal to $1,000 and maturing on November 15, 2005 (CUSIP No. 912820BQ9).

         "ACT" when used with respect to any Holder, has the meaning specified in Section 1.4.

         "AFFILIATE" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         "AGENT" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean such Person.

         "AGREEMENT" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "APPLICABLE BENCHMARK TREASURY" on a particular determination date shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the applicable series of Debt Securities, which may be two years or two and one quarter years, as applicable, as agreed upon by the Company and the Reset Agent. The yield for the Applicable Benchmark Treasury will be the bid side yield displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the applicable Reset Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding such Reset Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such yield, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company), is appropriate). If such yield is not so displayed, the yield for the Applicable Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Applicable Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the applicable Reset Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof).

         "APPLICABLE MARKET VALUE" has the meaning specified in Section 5.1.

         "APPLICABLE OWNERSHIP INTEREST" means, with respect to each Corporate Unit and the U.S. Treasury Securities in a Treasury Portfolio, (1) for a 3-Year Treasury Portfolio, (i) a 1/40, or 2.5%, undivided ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to November 15, 2004, and (ii) for the scheduled interest payment date on the Series K Notes that occurs on November 16, 2004, a 0.0297% undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security maturing on or before November 16, 2004, (2) for a 4-Year Treasury Portfolio, (i) a 1/40, or 2.5%, undivided ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to November 15, 2004, and (ii) for the scheduled interest payment date on the Series L Notes that occurs on November 16, 2004, a 0.0341% undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security maturing on or before November 16, 2005, or (3) for a Tax Event Treasury Portfolio, (A) prior to the Series K Reset Date, (i) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to November 16, 2004 and a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to November 16, 2005, and (ii) for each scheduled interest payment date on the Debt Securities of each series that occurs after the Tax Event Redemption Date, a 0.0297% undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security maturing on such date or (B) from the Series K Reset Date to the Series L Reset Date, (i) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to November 16, 2005 and (ii) for each scheduled interest payment date on the Series L Notes that occurs after a Tax Event Redemption Date, a 0.0341% undivided beneficial ownership interest in a $1,000 principal or interest amount of such U.S. Treasury Security which is a principal or interest strip maturing on such date.

         "APPLICABLE PRINCIPAL AMOUNT" means (i) on any date prior to the Series K Reset Date, the aggregate principal amount of Series K Notes and Series L Notes that are components of Corporate Units on such date or (ii) on any date on or after the Series K Reset Date and prior to the Series L Reset Date, the aggregate principal amount of Series K Notes outstanding and the aggregate principal amount of Series L Notes that are components of Corporate Units on such date, or (iii) on or after the Series L Reset Date, the aggregate principal amount of the Series K Notes and Series L Notes outstanding on such date.

         "AUTHORIZED OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer or agent of the Company duly authorized by the Board of Directors to act in respect of matters relating to this Agreement.

         "AUTHORIZED NEWSPAPER" means a newspaper in the English language of general circulation in the City of New York and generally published each Business Day. As of the date of this Agreement, the Company anticipates that for purposes of each Reset Announcement Date, the Authorized Newspaper will be the Wall Street Journal.

         "BANKRUPTCY CODE" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "BENEFICIAL OWNER" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "BOARD OF DIRECTORS" means the board of directors of the Company or a duly authorized committee of that board.

         "BOARD RESOLUTION" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

         "BOOK-ENTRY INTEREST" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

         "CASH SETTLEMENT" has the meaning set forth in Section 5.4(a)(i).

         "CERTIFICATE" means a Corporate Unit Certificate or a Treasury Unit Certificate.

         "CLEARING AGENCY" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Securities.

         "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

         "CLOSING PRICE" has the meaning specified in Section 5.1.

         "COLLATERAL" has the meaning specified in Section 2.1 of the Pledge Agreement.

         "COLLATERAL AGENT" means The Chase Manhattan Bank, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

         "COLLATERAL SUBSTITUTION" means the substitution of the pledged components of one type of Security for pledged components of the other type of Security in connection with establishment or reestablishment of Treasury Units or Corporate Units, as described in Sections 3.13 and 3.14 hereof.

         "COMMON STOCK" means the Common Stock, without par value, of the Company, including, where applicable, the preferred share purchase rights appurtenant thereto.

         "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

         "COMPANY CERTIFICATE" means a certificate signed by an Authorized Officer and delivered to the Agent.

         "CONTRACT ADJUSTMENT PAYMENTS" means the amounts payable by the Company in respect of each Purchase Contract issued in connection with the Corporate Units and the Treasury Units, which amounts shall be equal to (A) in the case of each Purchase Contract issued in connection with Corporate Units (i) for the period prior to the First Purchase Contract Settlement Date, 3.65 % per annum of the Stated Amount, and (ii) for the period from and after the First Purchase Contract Settlement Date until the Second Purchase Contract Settlement Date, 3.30% per annum of the Remaining Stated Amount, and (B) in the case of each Purchase Contract issued in connection with Treasury Units (i) for the period prior to the First Purchase Contract Settlement Date, 3.65% per annum of the Stated Amount of such Treasury Units, and (ii) for the period from and after the First Purchase Contract Settlement Date until the Second Purchase Contract Settlement Date, 3.30% per annum of the Remaining Stated Amount of such Treasury Units; in each case computed on the basis of a 360 day year of twelve 30 day months, plus any Deferred Contract Adjustment Payments accrued pursuant to
Section 5.2.

         "CORPORATE TRUST OFFICE" means the corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, Floor 21W, New York, New York 10286.

         "CORPORATE UNIT" means a Security initially issued in substantially the form set forth as Exhibit A hereto in the Stated Amount of $50 which represents
(i) beneficial ownership by the Holder of either (a) prior to the First Contract Settlement Date, (1) one Series L Note and one Series K Note, each in an aggregate principal amount of $25, or (2) following the successful remarketing of the Series K Notes on August 16, 2004, one Series L Note in an aggregate principal amount of $25 and an Applicable Ownership Interest in the 3-Year Treasury Portfolio, subject to the Pledge of such Debt Securities or Applicable Ownership Interest in such 3-Year Treasury Portfolio by the Holder pursuant to the Pledge Agreement, (b) on or after the First Contract Settlement Date, (1) one Series L Note in an aggregate principal amount of $25, or (2) following the successful remarketing of the Series L Notes on August 16, 2005, an Applicable Ownership Interest in the 4-Year Treasury Portfolio, subject to the Pledge of such Series L Note or Applicable Ownership Interest in such 4-Year Treasury Portfolio by the Holder pursuant to the Pledge Agreement, or (c) upon the occurrence of a Tax Event Redemption prior to the Second Purchase Contract Settlement Date, an Applicable Ownership Interest in a Tax Event Treasury Portfolio, subject to the Pledge of such Applicable Ownership Interest in such Tax Event Treasury Portfolio by the Holder pursuant to the Pledge Agreement, and
(ii) the rights and obligations of the Holder under one Purchase Contract.

         "CORPORATE UNIT CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.

         "CORPORATE UNIT REGISTER" and "CORPORATE UNIT REGISTRAR" have the respective meanings specified in Section 3.5.

         "COUPON RATE" with respect to a Debt Security means the percentage rate per annum at which such Debt Security will bear interest.

         "CURRENT MARKET PRICE" has the meaning specified in Section 5.6(a)(8).

         "DEBT SECURITIES" means the Series K Notes and the Series L Notes.

         "DEFAULT" means a default by the Company in any of its obligations under this Agreement.

         "DEFERRED CONTRACT ADJUSTMENT PAYMENTS" has the meaning specified in
Section 5.3.

         "DEPOSITARY" means, initially, DTC until another Clearing Agency becomes its successor.

         "DTC" means The Depository Trust Company, the initial Clearing Agency.

         "EARLY SETTLEMENT" has the meaning specified in Section 5.9(a).

         "EARLY SETTLEMENT AMOUNT" has the meaning specified in Section 5.9(a).

         "EARLY SETTLEMENT DATE" has the meaning specified in Section 5.9(a).

         "EARLY SETTLEMENT RATE" is either the First Early Settlement Rate or the Second Early Settlement Rate, as applicable.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

         "EXPIRATION DATE" has the meaning specified in Section 1.4.

         "EXPIRATION TIME" has the meaning specified in Section 5.6(a)(6).

         "FAILED REMARKETING" means a remarketing that does not occur because a condition precedent to such remarketing is not fulfilled, or if in spite of using their reasonable efforts, the Remarketing Agents cannot remarket the appropriate Debt Securities of Holders of Corporate Units at a price not less than 100% of the applicable Treasury Portfolio Purchase Price, in the case of the remarketings of Debt Securities on the third Business Day immediately preceding each of August 16, 2004 and August 16, 2005, or 100% of the aggregate principal amount of such Debt Securities, in the case of the remarketings of Debt Securities on the third Business Day immediately preceding each of November 16, 2004 and November 16, 2005, in each case, plus accrued and unpaid interest.

         "FIRST EARLY SETTLEMENT RATE" has the meaning specified in Section 5.9(b).

         "FIRST PURCHASE CONTRACT SETTLEMENT DATE" means November 16, 2004.

         "GLOBAL CERTIFICATE" means a Certificate that evidences all or part of the Securities and is registered in the name of a Depositary or a nominee thereof.

         "HOLDER," when used with respect to a Security, means the Person in whose name the Security evidenced by a Corporate Unit Certificate and/or a Treasury Unit Certificate is registered on the Corporate Unit Register and/or the Treasury Unit Register, as the case may be.

         "INDENTURE" means the Indenture dated as of October 1, 2001 between the Company and the Indenture Trustee pursuant to which the Debt Securities are to be issued, as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof and shall include the terms of a particular series of securities established as contemplated by
Section 301 thereof.

         "INDENTURE TRUSTEE" means The Bank of New York, as trustee under the Indenture, or any successor thereto.

         "ISSUER ORDER" or "ISSUER REQUEST" means a written order or request signed in the name of the Company by an Authorized Officer and delivered to the Agent.

         "NYSE" has the meaning specified in Section 5.1.

         "OFFICER'S CERTIFICATE" means a certificate signed by an authorized signatory of the Company establishing the terms of the debt securities of any series pursuant to the Indenture.

         "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or an Affiliate and who shall be reasonably acceptable to the Agent.

         "OUTSTANDING," with respect to any Corporate Unit or Treasury Unit means, as of the date of determination, all Corporate Units or Treasury Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

         (i) If a Termination Event has occurred, (A) Treasury Units for which Treasury Securities have been deposited with the Agent in trust for the Holders of such Treasury Units and (B) Corporate Units for which Debt Securities or the appropriate Applicable Ownership Interest in a Treasury Portfolio (or as contemplated in Section 3.15 hereto with respect to a Holder's interest in the Treasury Portfolio, cash), as the case may be, has been theretofore deposited with the Agent in trust for the Holders of such Corporate Units;

         (ii) Corporate Units and Treasury Units evidenced by Certificates theretofore canceled by the Agent or delivered to the Agent for cancellation or deemed canceled pursuant to the provisions of this Agreement; and

         (iii) Corporate Units and Treasury Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Certificate is held by a bona fide purchaser in whose hands the Corporate Units or Treasury Units evidenced by such Certificate are valid obligations of the Company;

               provided, however, that in determining whether the Holders of the requisite number of the Corporate Units or Treasury Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Corporate Units or Treasury Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Corporate Units or Treasury Units which a Responsible Officer of the Agent knows to be so owned shall be so disregarded. Corporate Units or Treasury Units so owned which have been pledged in good faith may be regarded as Outstanding Securities if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Corporate Units or Treasury Units and that the pledgee is not the Company or any Affiliate of the Company.

         "PAYMENT DATE" means each February 16, May 16, August 16 and November 16, commencing November 16, 2001.

         "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof or any other entity of whatever nature.

         "PERMITTED INVESTMENTS" has the meaning set forth in Section 1 of the Pledge Agreement.

         "PLEDGE" means the pledge under the Pledge Agreement of the Debt Securities, the Treasury Securities or the appropriate Applicable Ownership Interest in a Treasury Portfolio, in each case constituting a part of the Securities.

         "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of the date hereof, by and among the Company, the Agent, as purchase contract agent and as attorney-in-fact for the Holders from time to time of Securities, the Collateral Agent, the Custodial Agent and the Securities Intermediary.

         "PREDECESSOR CERTIFICATE" means a Predecessor Corporate Unit Certificate or a Predecessor Treasury Unit Certificate.

         "PREDECESSOR CORPORATE UNIT CERTIFICATE" of any particular Corporate Unit Certificate means every previous Corporate Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Unit Certificate evidenced thereby; and, for the purposes of this definition, any Corporate Unit Certificate authenticated and delivered under
Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Unit Certificate.

         "PREDECESSOR TREASURY UNIT CERTIFICATE" of any particular Treasury Unit Certificate means every previous Treasury Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Unit Certificate evidenced thereby; and, for the purposes of this definition, any Treasury Unit Certificate authenticated and delivered under
Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Unit Certificate.

         "PRIMARY TREASURY DEALER" means a primary U.S. government securities dealer in New York City.

         "PROCEEDS" has the meaning set forth in Section 1 of the Pledge Agreement.

         "PURCHASE CONTRACT," when used with respect to any Security, means the contract forming a part of such Security and (A) obligating the Company to sell to the Holder of such Security and the Holder of such Security to purchase (i) not later than the First Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock equal to the applicable Settlement Rate and (ii) not later than the Second Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock equal to the applicable Settlement Rate, and (B) obligating the Company to pay the Holder Contract Adjustment Payments, on the terms and subject to the conditions set forth in Article Five hereof.

         "PURCHASE CONTRACT SETTLEMENT DATE" means, as applicable, the First Purchase Contract Settlement Date or the Second Purchase Contract Settlement Date.

         "PURCHASE CONTRACT SETTLEMENT FUND" has the meaning specified in
Section 5.5.

         "PURCHASE PRICE" has the meaning specified in Section 5.1.

         "PURCHASED SHARES" has the meaning specified in Section 5.6(a)(6).

         "QUOTATION AGENT" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that, if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

         "RECORD DATE" for the payment of interest, distribution and Contract Adjustment Payments payable on any Payment Date means, as to any Global Certificate, the Business Day next preceding such Payment Date, and as to any other Certificate, a day selected by the Company which shall be at least one Business Day but less than 60 Business Days prior to such Payment Date (and which shall correspond to the related record date for the Debt Securities).

         "REDEMPTION AMOUNT" means for each Debt Security, the product of (i) the principal amount of such Debt Security and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount.

         "REDEMPTION PRICE" means an amount per Debt Security equal to the Redemption Amount plus accrued and unpaid interest, if any, to the date of redemption.

         "REGISTER" means the Corporate Unit Register and the Treasury Unit Register.

         "REGISTRAR" means the Corporate Unit Registrar and the Treasury Unit Registrar.

         "REMAINING STATED AMOUNT" means $25, which is equal to one-half of the Stated Amount of the Corporate Unit and the face amount of the Treasury Unit, and is intended to reflect the settlement of one-half of each Purchase Contract on or prior to the First Purchase Contract Settlement Date.

         "REMARKETING AGENTS" has the meaning specified in Section 5.4.

         "REMARKETING AGREEMENT" means a Remarketing Agreement contemplated by
Section 5.4 by and between the Company, the Remarketing Agents and the Purchase Contract Agent, including any supplements thereto.

         "REMARKETING FEE" means an amount not exceeding 25 basis points (.25%) of (i) the applicable Treasury Portfolio Purchase Price, in the case of any successful remarketing of Debt Securities on the third Business Day immediately preceding each of August 16, 2004 and August 16, 2005, or (ii) the aggregate principal amount of the remarketed Debt Securities, in the case of any successful remarketing of Debt Securities on the third Business Day immediately preceding each of November 16, 2004 and November 16, 2005.

         "REORGANIZATION EVENT" has the meaning specified in Section 5.6(b).

         "RESET AGENT" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, or such other Reset Agent as the Company shall select from time to time.

         "RESET ANNOUNCEMENT DATE" means the seventh Business Day immediately preceding the applicable Reset Date, the date on which the applicable Series K Reset Spread or Series L Reset Spread, as applicable, and the Applicable Benchmark Treasury will be announced by the Company.

         "RESET DATE" means, as applicable, the Series K Reset Date or the Series L Reset Date.

         "RESET RATE" means, as applicable, the Series K Reset Rate or the Series L Reset Rate.

         "RESPONSIBLE OFFICER," when used with respect to the Agent, means any Vice President, Assistant Vice President, Trust Officers or other officer of the Agent assigned by the Agent to the Corporate Trust Administration Division of the Agent (or any successor division or department of the Agent).

         "SECOND EARLY SETTLEMENT RATE" has the meaning specified in Section 5.9(b).

         "SECOND PURCHASE CONTRACT SETTLEMENT DATE" means November 16, 2005.

         "SECURITY" means a Corporate Unit or a Treasury Unit.

         "SENIOR INDEBTEDNESS" means indebtedness of any kind of the Company (including the Debt Securities) unless the instrument under which such indebtedness is incurred expressly provides that it is in parity or subordinate in right of payment to the Contract Adjustment Payments.

         "SERIES K NOTES" means the series of Debt Securities of the Company designated Series K Senior Notes due November 16, 2006 to be issued under the Indenture.

         "SERIES K RESET DATE" means August 16, 2004 or, if the remarketing of the Series K Notes on the third Business Day immediately preceding August 16, 2004 results in a Failed Remarketing, November 16, 2004.

         "SERIES K RESET RATE" means the Coupon Rate to be in effect for the Series K Notes on and after the Series K Reset Date and determined as provided in Section 4.1.

         "SERIES K RESET SPREAD" means, an amount determined by the Reset Agent which, when added to the Applicable Benchmark Treasury in effect on the third Business Day immediately preceding the Series K Reset Date, will produce the rate the Series K Notes should bear in order to have an approximate market value on the third Business Day immediately preceding the Series K Reset Date of 100.5% of (a) the 3-Year Treasury Portfolio Purchase Price, if the Series K Reset Date is August 16, 2004, or (b) their aggregate principal amount if the Series K Reset Date is November 16, 2004; provided that (i) the Company may limit the Series K Reset Rate to be no higher than the rate on the Applicable Benchmark Treasury on such Business Day plus 200 basis points (2.0%); (ii) such market value may be less than 100.5% if the Company exercises such right to limit the Series K Reset Rate; and (iii) the Series D Reset Rate shall in no event exceed the maximum permitted by applicable law.

         "SERIES L NOTES" means the series of Debt Securities of the Company designated Series L Senior Notes due November 16, 2007 to be issued under the Indenture.

         "SERIES L RESET DATE" means August 16, 2005 or, if the remarketing of the Series L Notes on the third Business Day immediately preceding August 16, 2005 results in a Failed Remarketing, November 16, 2005.

         "SERIES L RESET RATE" means the Coupon Rate to be in effect for the Series L Notes on and after the Series L Reset Date and determined as provided in Section 4.1.

         "SERIES L RESET SPREAD" means an amount determined by the Reset Agent which, when added to the Applicable Benchmark Treasury in effect on the third Business Day immediately preceding the Series L Reset Date, will produce the rate the Series L Notes should bear in order to have an approximate market value on the third Business Day immediately preceding the Series L Reset Date of 100.5% of (a) the 4-Year Treasury Portfolio Purchase Price, if the Series L Reset Date is August 16, 2005, or (b) their aggregate principal amount if the Series L Reset Date is November 16, 2005; provided that (i) the Company may limit the Series L Reset Rate to be no higher than the rate on the Applicable Benchmark Treasury on such Business Day plus 200 basis points (2.0%); (ii) such market value may be less than 100.5% if the Company exercises such right to limit the Series L Reset Rate; and (iii) the Series L Reset Rate shall in no event exceed the maximum permitted by applicable law.

         "SETTLEMENT RATE" has the meaning specified in Section 5.1.

         "STATED AMOUNT" means $50, which is equal to the stated amount of the Corporate Unit and the face amount of the Treasury Unit.

         "TAX EVENT" means the receipt by the Company of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, change in, or announced proposed change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement by any such legislative body, court, governmental agency or regulatory authority that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Debt Securities are issued, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Debt Securities, there is more than an insubstantial risk that interest payable by the Company on the Debt Securities would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

         "TAX EVENT REDEMPTION" means, if a Tax Event shall occur and be continuing, the redemption of Debt Securities, in whole but not in part, at the option of the Company on not less than 30 days or more than 60 days notice.

         "TAX EVENT REDEMPTION DATE" means the date on which a Tax Event Redemption is to occur.

         "TAX EVENT TREASURY PORTFOLIO" means, with respect to the Applicable Principal Amount of Debt Securities (a) if the Tax Event Redemption Date occurs prior to the Series K Reset Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities that mature on or prior to November 16, 2004 in an aggregate amount equal to the Applicable Principal Amount of Series K Notes and interest or principal strips of U.S. Treasury Securities that mature on or prior to November 16, 2005 in an aggregate amount equal to the Applicable Principal Amount of Series L Notes and (ii) with respect to each scheduled interest payment date on the Debt Securities of each series that occurs after the Tax Event Redemption Date, interest or principal strips of U.S. Treasury Securities that mature on or prior to such dates in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debt Securities on such date, assuming the Coupon Rate of the Debt Securities of each series is not reset on any Reset Date, (b) if the Tax Event Redemption occurs on or after the Series K Reset Date and prior to the Series L Reset Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities that mature on or prior to November 16, 2006 in an aggregate amount equal to the Applicable Principal Amount of Series K Notes, and interest or principal strips of U.S. Treasury Securities that mature on or prior to November 16, 2005 in an aggregate amount equal to the Applicable Principal Amount of Series L Notes, and
(ii) with respect to each scheduled interest payment date on Debt Securities of each series that occurs after the Tax Event Redemption Date and on or before November 16, 2006, in the case of the Series K Notes, or on or before November 16, 2005, in the case of the Series L Notes, interest or principal strips of U.S. Treasury Securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debt Securities, on that date assuming the Coupon Rate of the Series L Notes was not reset on a Series L Reset Date, and
(c) if the Tax Event Redemption Date occurs after the Series L Reset Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities that mature on or prior to November 16, 2006 in an aggregate principal amount equal to the Applicable Principal Amount of Series K Notes and principal or interest strips of U.S. Treasury Securities that mature on or prior to November 16, 2007 in an aggregate principal amount equal to the Applicable Principal Amount of the Series L Notes and (ii) with respect to each scheduled interest payment date on the Debt Securities that occurs after the Tax Event Redemption Date, interest or principal strips of U.S. Treasury Securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debt Securities on such date.

         "TAX EVENT TREASURY PORTFOLIO PURCHASE PRICE" means the lowest aggregate price quoted by a Primary Treasury Dealer to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Tax Event Treasury Portfolio for settlement on the Tax Event Redemption Date.

         "TERMINATION DATE" means the date, if any, on which a Termination Event occurs.

         "TERMINATION EVENT" means the occurrence of any of the following events: (i) at any time on or prior to the Second Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable Federal or State law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Second Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or (ii) at any time on or prior to the Second Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Second Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or
(iii) at any time on or prior to the Second Purchase Contract Settlement Date the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         "THRESHOLD APPRECIATION PRICE" has the meaning specified in Section
5.1.

         "TIA" means, as of any time, the Trust Indenture Act of 1939, as amended, or any successor statute, as in effect at such time.

         "TRADING DAY" has the meaning specified in Section 5.1.

         "TREASURY PORTFOLIO" means, as applicable, a 3-Year Treasury Portfolio, a 4-Year Treasury Portfolio or a Tax Event Treasury Portfolio.

         "TREASURY PORTFOLIO PURCHASE PRICE" means, as applicable, the 3-Year Treasury Portfolio Purchase Price, the 4-Year Treasury Portfolio Purchase Price or the Tax Event Treasury Portfolio Purchase Price.

         "TREASURY SECURITY" means, as applicable, the 3-Year Treasury Security or the 4-Year Treasury Security.

         "TREASURY UNITS" means a Security, initially issued in substantially the form set forth as Exhibit B hereto in a Stated Amount of $50, which represents (i)(a) prior to the First Purchase Contract Settlement Date, a 1/40 undivided beneficial ownership in a 3-year Treasury Security having a principal amount at maturity equal to $1,000 and a 1/40 undivided beneficial interest in a 4-year Treasury Security having a principal amount at maturity equal to $1,000, and (b) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, a 1/40 undivided beneficial interest in a 4-year Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of each such Treasury Security by the Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Company and the Holder under one Purchase Contract.

         "TREASURY UNIT CERTIFICATE" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.

         "TREASURY UNIT REGISTER" and "TREASURY UNIT REGISTRAR" have the respective meanings specified in Section 3.5.

         "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated October 10, 2001 among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the underwriters named therein.

         "VICE PRESIDENT" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

SECTION 1.2   COMPLIANCE CERTIFICATES AND OPINIONS.

         Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent a Company Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3   FORM OF DOCUMENTS DELIVERED TO AGENT.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

SECTION 1.4   ACTS OF HOLDERS; RECORD DATES.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent deems sufficient.

         (c) The ownership of Securities shall be proved by the Corporate Unit Register or the Treasury Unit Register, as the case may be.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

         (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate Units and the Outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Securities in the manner set forth in Section 1.6.

         With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

SECTION 1.5   NOTICES.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

         (1) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Agent at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Vice President, Corporate Trust Administration, or at any other address previously furnished in writing by the Agent to the Holders and the Company;

         (2) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at TXU Corp., Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, Attention: Secretary, or at any other address previously furnished in writing to the Agent by the Company;

         (3) the Collateral Agent by the Agent, the Company or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Collateral Agent at The Chase Manhattan Bank at 450 West 33rd Street, New York, New York 10001, Attention: Global Trust Services, or at any other address previously furnished in writing by the Collateral Agent to the Agent, the Company and the Holders; or

         (4) the Indenture Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Indenture Trustee at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Vice President, Corporate Trust Administration, or at any other address previously furnished in writing by the Indenture Trustee to the Company.

SECTION 1.6   NOTICE TO HOLDERS; WAIVER.

         Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.7   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.8   SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.9   SEPARABILITY CLAUSE.

         In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

SECTION 1.10  BENEFITS OF AGREEMENT.

         Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Certificates by their acceptance of delivery of such Certificates.

SECTION 1.11  GOVERNING LAW.

         THIS AGREEMENT AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 1.12  LEGAL HOLIDAYS.

         In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Corporate Unit Certificates or the Treasury Unit Certificates) payment of the Contract Adjustment Payments, if any, shall not be made on such date, but such payments shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Payment Date, except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date.

         In any case where any Purchase Contract Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement, the Corporate Unit Certificates or the Treasury Unit Certificates), the Purchase Contracts shall not be performed on such date, but the Purchase Contracts shall be performed on the immediately following Business Day with the same force and effect as if performed on the Purchase Contract Settlement Date.

SECTION 1.13  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 1.14  INSPECTION OF AGREEMENT.

         A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.

                                   ARTICLE II

                               CERTIFICATE FORMS

SECTION 2.1   FORMS OF CERTIFICATES GENERALLY.

         The Corporate Unit Certificates (including the form of Purchase Contract forming part of the Corporate Units evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Corporate Unit Certificates, as evidenced by their execution of the Corporate Unit Certificates.

         The definitive Corporate Unit Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Corporate Units evidenced by such Corporate Unit Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

         The Treasury Unit Certificates (including the form of Purchase Contracts forming part of the Treasury Units evidenced thereby) shall be in substantially the form set forth in Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Treasury Units may be listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Treasury Unit Certificates, as evidenced by their execution of the Treasury Unit Certificates.

         The definitive Treasury Unit Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Treasury Units evidenced by such Treasury Unit Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

         Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

         THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE

REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

SECTION 2.2   FORM OF AGENT'S CERTIFICATE OF AUTHENTICATION.

         The form of the Agent's certificate of authentication of the Corporate Units shall be in substantially the form set forth on the form of the Corporate Unit Certificates set forth as Exhibit A hereto.

         The form of the Agent's certificate of authentication of the Treasury Units shall be in substantially the form set forth on the form of the Treasury Unit Certificates set forth as Exhibit B hereto.

                                  ARTICLE III

                                 THE SECURITIES

SECTION 3.1   TITLE AND TERMS; DENOMINATIONS.

         The aggregate number of Corporate Units and Treasury Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 20,000,000 units except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, 3.5, 3.10, 3.12, 3.13, 5.9 or 8.5.

         The Certificates shall be issuable only in registered form and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

SECTION 3.2   RIGHTS AND OBLIGATIONS EVIDENCED BY THE CERTIFICATES.

         Each Corporate Unit Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing the ownership by the Holder thereof of a beneficial interest in the Debt Securities and/or Applicable Ownership Interest in a Treasury Portfolio, as the case may be, subject to the Pledge of such Debt Securities and/or Applicable Ownership Interest in a Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Corporate Unit shall pledge, pursuant to the Pledge Agreement, each Debt Security and/or the Applicable Ownership Interest in a Treasury Portfolio, as the case may be, forming a part of such Corporate Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such Debt Security and/or Applicable Ownership Interest in a Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under one Purchase Contract to purchase the Common Stock of the Company.

         Each Treasury Unit Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Unit representing the ownership by the Holder thereof, prior to the First Purchase Contract Settlement Date, of a 1/40 undivided beneficial interest in both a 3-Year Treasury Security and a 4-Year Treasury Security and, on and after the First Purchase Contract Settlement Date, of a 1/40 undivided beneficial interest in a 4-Year Treasury Security, and each subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Treasury Unit shall pledge, pursuant to the Pledge Agreement, each

Treasury Security forming a part of such Treasury Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such Treasury Security for the benefit of the Company, to secure the obligation of the Holder under one Purchase Contract to purchase the Common Stock of the Company.

SECTION 3.3   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

         The Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents, its Treasurer, one of its Assistant Treasurers, its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Certificates may be manual or facsimile.

         Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

         No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

         Each Certificate shall be dated the date of its authentication.

         No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

SECTION 3.4   TEMPORARY CERTIFICATES.

         Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the forms set forth in Exhibit A and Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

         If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary

Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Corporate Units or Treasury Units, as the case may be, evidenced thereby as definitive Certificates.

SECTION 3.5   REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.

         The Agent shall keep at the Corporate Trust Office a register (the "Corporate Unit Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Corporate Unit Certificates and of transfers of Corporate Unit Certificates (the Agent, in such capacity, the "Corporate Unit Registrar") and a register (the "Treasury Unit Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of the Treasury Unit Certificates and transfers of Treasury Unit Certificates (the Agent, in such capacity, the "Treasury Unit Registrar").

         Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Corporate Units or Treasury Units as the case may be.

         At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

         All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

         Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent, duly executed by the Holder thereof or its attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.6 and
8.5 not involving any transfer.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate presented or surrendered for registration of transfer or for exchange during the period commencing on the Business Day immediately preceding a Purchase Contract Settlement Date and ending on such Purchase Contract Settlement Date or on or after the Termination Date.

SECTION 3.6   BOOK-ENTRY INTERESTS.

         The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary by, or on behalf of, the Company. Such Global Certificates shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.9. The Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

         (a) the provisions of this Section 3.6 shall be in full force and effect;

         (b) the Company shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Contract Adjustment Payments, if any, and receiving approvals, votes or consents hereunder) as the Holder of the Securities and the sole holder of the Global Certificate(s) and shall have no obligation to the Beneficial Owners;

         (c) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section 3.6 shall control; and

         (d) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants. The Clearing Agency will make book entry transfers among Clearing Agency Participants and receive and transmit payments of Contract Adjustment Payments to such Clearing Agency Participants.

SECTION 3.7   NOTICES TO HOLDERS.

         Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Securities registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

SECTION 3.8   APPOINTMENT OF SUCCESSOR CLEARING AGENCY.

         If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Securities.

SECTION 3.9   DEFINITIVE CERTIFICATES.

         If (i) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 3.8, or (ii) the Company elects to terminate the book-entry system through the Clearing Agency with respect to the Securities, then upon surrender of the Global Certificates representing the Book-Entry Interests with respect to the Securities by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions.

SECTION 3.10  MUTILATED, DESTROYED, LOST AND STOLEN CERTIFICATES.

         If any mutilated Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate at the cost of the Holder, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) such security or indemnity at the cost of the Holder as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Agent that such Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

         Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate during the period commencing on the Business Day immediately preceding a Purchase Contract Settlement Date and ending on such Purchase Contract Settlement Date or on or after the Termination Date. In addition, in lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent may (i) if the Second Purchase Contract Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the applicable portion of the Purchase Contracts forming a part of the Securities evidenced by such Certificate, or
(ii) if a Termination Event shall have occurred, transfer the Debt Securities, the appropriate Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, forming a part of the Securities represented by such Certificate to such Holder, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

         Upon the issuance of any new Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

         Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Securities evidenced thereby) shall be at any time enforceable by` anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

SECTION 3.11  PERSONS DEEMED OWNERS.

         Prior to due presentment of a Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Certificate is registered on the Corporate Unit Register or the Treasury Unit Register, as applicable, as the owner of the Corporate Units or Treasury Units evidenced thereby, for the purpose of receiving interest on the Debt Securities or distributions on the maturing quarterly interest strips of a Treasury Portfolio, as applicable, receiving payments of Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any interest on the Debt Securities or the Contract Adjustment Payments payable in respect of the Purchase Contracts constituting a part of the Corporate Units or Treasury Units evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

         Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from treating the Clearing Agency as the sole Holder of such Global Certificate or from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as Holder, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as Holder of such Global Certificate.

SECTION 3.12  CANCELLATION.

         All Certificates surrendered for delivery of shares of Common Stock on or after the Second Purchase Contract Settlement Date, upon the transfer of Debt Securities, the appropriate Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement, or upon the registration of a transfer or exchange of a Security, or a Collateral Substitution or the re-establishment of a Corporate Unit shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly canceled by the Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Certificates held by the Agent shall upon written request be returned to the Company.

         If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Agent canceled or for cancellation.

SECTION 3.13  ESTABLISHMENT OR REESTABLISHMENT OF TREASURY UNITS.

         A Holder of a Corporate Unit may, at any time on or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, create or recreate a Treasury Unit and separate the Debt Securities or the appropriate Applicable Ownership Interest in the Treasury

Portfolio, as applicable, from the related Purchase Contract in respect of such Corporate Unit by substituting 3-Year Treasury Securities and 4-Year Treasury Securities for all, but not less than all, of the Series K Note and the Series L Note, respectively, or appropriate Applicable Ownership Interest in a 3-Year Treasury Portfolio or 4-Year Treasury Portfolio, respectively, or a Tax Event Treasury Portfolio, as the case may be, that form a part of such Corporate Unit in accordance with this Section 3.13; provided, however, that if a Treasury Portfolio has not replaced any Debt Securities as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption, such Collateral Substitutions may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; if a 3-Year Treasury Portfolio has replaced Series K Notes as a component of Corporate Units as a result of a successful remarketing of Series K Notes, and a Tax Event Redemption has not occurred, such Collateral Substitutions may not be made during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; and if a Tax Event Redemption has occurred or the 4-Year Treasury Portfolio has replaced the Series L Notes as a result of a successful remarketing of the Series L Notes, Holders of such Corporate Units may make such Collateral Substitutions at any time on or prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date (but not during the period from the second Business Day immediately preceding the First Purchase Date through the First Purchase Contract Settlement Date). Holders may make Collateral Substitutions and establish Treasury Units (i) only in integral multiples of 40 Corporate Units if only Debt Securities are being substituted by Treasury Securities, or (ii) only in integral multiples of 1,600,000 Corporate Units if the appropriate Applicable Ownership Interests in any Treasury Portfolio are being substituted by any Treasury Security. To create 40 Treasury Units (if a Tax Event Redemption has not occurred and Series K Notes and Series L Notes remain components of Corporate Units), or 1,600,000 Treasury Units (if a Tax Event Redemption has occurred or a Treasury Portfolio has replaced either series of Debt Securities as a result of a successful remarketing of such Debt Securities), the Corporate Unit Holder shall

         (a) if a Treasury Portfolio has not replaced any Debt Securities as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption, (i) prior to the fifth Business Day preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent a 3-Year Treasury Security having a principal amount at maturity of $1,000 and a 4-Year Treasury Security having a principal amount at maturity of $1,000, or (ii) after the First Purchase Contract Settlement Date and prior to the fifth Business Day preceding the Second Purchase Contract Settlement Date, deposit with the Collateral Agent a 4-Year Treasury Security having a principal amount at maturity of $1,000; or

         (b) if a 3-Year Treasury Portfolio has replaced Series K Notes as a component of Corporate Units as a result of a successful remarketing of Series K Notes and a Tax Event Redemption has not occurred, prior to the second Business Day immediately preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent 3-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000 and 4-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000; or

         (c) if a 4-Year Treasury Portfolio has replaced Series L Notes as a component of Corporate Units as a result of a successful remarketing of Series L Notes or a Tax Event Redemption has occurred, (i) prior to the second Business Day immediately preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent 3-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000 and 4-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000, or (ii) after the First Purchase Contract Settlement Date and prior to the second Business Day immediately preceding the

     Second Purchase Contract Settlement Date, 4-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000; and

         (d) in each case, transfer the 40 Corporate Units, or, in the event a Treasury Portfolio is a component of Corporate Units, 1,600,000 Corporate Units, to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit B to the Pledge Agreement, stating that the Holder has transferred the relevant types and amounts of Treasury Securities to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the applicable Debt Securities or the appropriate Applicable Ownership Interest in the applicable Treasury Portfolio, as the case may be, underlying such Corporate Unit, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

         Upon receipt of the Treasury Securities described in clause (a), (b) or
(c) above and the instructions described in clause (d) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release from the Pledge, to the Agent, on behalf of the Holder, Debt Securities or the appropriate Applicable Ownership Interest in the applicable Treasury Portfolio, as the case may be, that had been components of such Corporate Unit, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

         (i)   cancel the related Corporate Units surrendered and transferred;

         (ii) transfer the Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, that had been components of such Corporate Unit to the Holder; and

         (iii) authenticate, execute on behalf of such Holder and deliver a Treasury Unit Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate Units.

         Holders who elect to separate the Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, from the related Purchase Contracts and to substitute Treasury Securities for such Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

         In the event a Holder making a Collateral Substitution pursuant to this
Section 3.13 fails to effect a book-entry transfer of the Corporate Units or fails to deliver a Corporate Unit Certificate to the Agent after depositing the appropriate Treasury Securities with the Collateral Agent, the Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, constituting a part of such Corporate Unit, and any interest on such Debt Securities or distributions with respect to the Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Corporate Unit is so transferred or the Corporate Unit Certificate is so delivered, as the case may be, or, until such Holder provides evidence satisfactory to the Company and the Agent that such Corporate Unit Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

         Except as described in this Section 3.13, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Debt Securities or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and Purchase Contract comprising such Corporate Unit may be acquired, and may be transferred and exchanged, only as an entire Corporate Unit.

SECTION 3.14  ESTABLISHMENT OR REESTABLISHMENT OF CORPORATE UNITS.

         A Holder of a Treasury Unit may, at any time on or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, create or recreate Corporate Units by depositing with the Collateral Agent Debt Securities or the appropriate Applicable Ownership Interest in a Treasury Portfolio, as the case may be, having an aggregate principal amount equal to the aggregate principal amount at maturity of, and in substitution for all, but not less than all, of the Treasury Securities comprising part of the Treasury Unit in accordance with this Section 3.14; provided, however, that if a Treasury Portfolio has not replaced any Debt Securities as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption, such Collateral Substitutions may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; if a 3-Year Treasury Portfolio has replaced Series K Notes as a component of Corporate Units as a result of a successful remarketing of Series K Notes and a Tax Event Redemption has not occurred, such Collateral Substitutions may not be made during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; and if a Tax Event Redemption has occurred or the 4-Year Treasury Portfolio has replaced the Series L Notes as a result of a successful remarketing of the Series L Notes, Holders of Treasury Units may make such Collateral Substitutions at any time on or prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date (but not during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date). Holders of Treasury Units may make such Collateral Substitutions and establish Corporate Units (i) only in integral multiples of 40 Treasury Units if Treasury Securities are being replaced by only Debt Securities, or (ii) only in integral multiples of 1,600,000 Treasury Units if any Treasury Security is being replaced by the Applicable Ownership Interest in a Treasury Portfolio. To create 40 Corporate Units (if a Tax Event Redemption has not occurred and Series K Notes and Series L Notes remain components of Corporate Units), or 1,600,000 Corporate Units (if a Tax Event Redemption has occurred or a Treasury Portfolio has replaced either series of Debt Securities as a result of a successful remarketing of such Debt Securities), the Treasury Unit Holder shall

         (a) if a Treasury Portfolio has not replaced any Debt Securities as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption, (i) prior to the fifth Business Day preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent $1,000 in aggregate principal amount of Series K Notes and $1,000 in aggregate principal amount of Series L Notes, or (ii) after the First Purchase Contract Settlement Date, deposit with the Collateral Agent $1,000 in aggregate principal amount of Series L Notes; or

         (b) if a 3-Year Treasury Portfolio has replaced Series K Notes as a component of Corporate Units as a result of a successful remarketing of Series K Notes and a Tax Event Redemption has not occurred, prior to the second Business Day immediately preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent the Applicable Ownership Interest in a 3-Year Treasury Portfolio and $40,000,000 aggregate principal amount of Series L Notes; or

         (c) if a 4-Year Treasury Portfolio has replaced Series L Notes as a component of Corporate Units as a result of a successful remarketing of Series L Notes or a Tax Event Redemption has occurred prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date, deposit with the Collateral Agent the Applicable Ownership Interest in the applicable

Treasury Portfolio for each 1,600,000 Corporate Units being created by the Holder, and having an aggregate principal amount of $80,000,000, or, if after the First Purchase Contract Settlement Date, $40,000,000; and

         (d) in each case, transfer and surrender the related 40 Treasury Units, or in the event a Treasury Portfolio is a component of Corporate Units, 1,600,000 Corporate Units, to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit B to the Pledge Agreement, stating that the Holder has transferred the relevant amount of Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury Units, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

         Upon receipt of the Debt Securities or the appropriate Applicable Ownership Interest in the applicable Treasury Portfolio, as the case may be, described in clause (a), (b) or (c) above and the instructions described in clause (d) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will effect the release of the Treasury Securities having a corresponding aggregate principal amount from the Pledge to the Agent free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

         (i)   cancel the related Treasury Units surrendered and transferred;

         (ii) transfer the Treasury Securities that had been components of such Treasury Units to the Holder; and

         (iii) authenticate, execute on behalf of such Holder and deliver a Corporate Unit Certificate executed by the Company in accordance with Section
3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury Units.

         Holders who elect to separate Treasury Securities from the related Purchase Contract and to substitute Debt Securities or the Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, for such Treasury Securities shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

         In the event a Holder making a Collateral Substitution pursuant to this
Section 3.14 fails to effect a book-entry transfer of the Treasury Units or fails to deliver a Treasury Unit Certificate to the Agent after depositing the appropriate Debt Securities or Applicable Ownership Interest in the relevant Treasury Portfolio with the Collateral Agent, the Treasury Securities constituting a part of such Treasury Unit Certificate, and any interest on such Treasury Securities, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Treasury Unit is so transferred or the Treasury Unit is so delivered, or until such Holder provides evidence satisfactory to the Company and the Agent that such Treasury Unit has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

         Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and Purchase Contract comprising such Treasury Unit may be acquired, and may be transferred and exchanged only as an entire Treasury Unit.

SECTION 3.15  TRANSFER OF COLLATERAL UPON OCCURRENCE OF TERMINATION EVENT.

         Upon the occurrence of a Termination Event and the transfer to the Agent of the Debt Securities, the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Corporate Units and the Treasury Units pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request mailed to such Holder at its address as it appears in the Corporate Unit Register or the Treasury Unit Register, as the case may be. Upon book-entry transfer of a Corporate Unit Certificate or Treasury Unit Certificate or delivery of a Corporate Unit Certificate or Treasury Unit Certificate to the Agent with such transfer instructions, the Agent shall transfer the Debt Securities, the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio or Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Corporate Units or Treasury Units fails to effect such transfer or delivery, the Debt Securities, the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio or Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, and any interest thereon, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units or Treasury Units are transferred or the Corporate Unit Certificate or Treasury Unit Certificate is surrendered or such Holder provides satisfactory evidence that such Corporate Unit Certificate or Treasury Unit Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company. In the case of a Treasury Portfolio or any Treasury Securities, the Agent may dispose of the subject securities for cash and pay the applicable portion of such cash to the Holders in lieu of such Holders' Applicable Ownership Interest in such Treasury Portfolio, or any Treasury Securities, where such Holder would otherwise have been entitled to receive less than $1,000 of any such security.

SECTION 3.16  NO CONSENT TO ASSUMPTION.

         Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company, its trustee in bankruptcy, receiver, liquidator or a person or entity performing similar functions, in the event that the Company becomes a debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation.

                                   ARTICLE IV

                              THE DEBT SECURITIES

SECTION 4.1 PAYMENT OF INTEREST; RIGHTS TO INTEREST PRESERVED; INTEREST RATE RESET; NOTICE.

         A payment of interest on any Debt Securities or distribution with respect to the appropriate Applicable Ownership Interest in any Treasury Portfolio, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Corporate Unit Certificate (or one or more Predecessor Corporate Unit Certificates) of which such Debt Securities or the appropriate Applicable Ownership Interest in a Treasury Portfolio, as the case may be, are a part is registered at the close of business on the Record Date for such Payment Date.

         Each Corporate Unit Certificate evidencing Debt Securities delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Unit

Certificate shall carry the rights to payment of interest accrued and unpaid, and to accrue interest, which is carried by the Debt Securities underlying such other Corporate Unit Certificate.

         In the case of any Corporate Unit with respect to which Cash Settlement of the underlying applicable portion of the Purchase Contract is effected on the Business Day immediately preceding the applicable Purchase Contract Settlement Date pursuant to prior notice, or with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, interest on the Debt Securities or distributions with respect to the appropriate Applicable Ownership Interest in any Treasury Portfolio, as the case may be, underlying such Corporate Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement or Early Settlement or Collateral Substitution, and such interest or distributions shall, subject to receipt thereof by the Agent, be payable to the Person in whose name the Corporate Unit Certificate (or one or more Predecessor Corporate Unit Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Corporate Unit with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the applicable Purchase Contract Settlement Date or an Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution has been effected, payment of interest on the related Debt Securities or distributions with respect to the appropriate Applicable Ownership Interest in the related Treasury Portfolio, as the case may be, that would otherwise be payable after the applicable Purchase Contract Settlement Date or Early Settlement Date shall not be payable hereunder to the Holder of such Corporate Unit; provided, however, that to the extent that such Holder continues to hold the separated Debt Securities that formerly comprised a part of such Holder's Corporate Unit, such Holder shall be entitled to receive the payment of interest on such separated Debt Securities.

         The applicable Coupon Rate on the Series K Notes to be in effect on and after the Series K Reset Date will be reset on the third Business Day immediately preceding the Series K Reset Date to the Series K Reset Rate (such Series K Reset Rate to be effective from and after the Series K Reset Date). On each Reset Announcement Date with respect to Series K Notes, the Series K Reset Spread and the Applicable Benchmark Treasury to be used to determine the Series K Reset Rate will be announced by the Company. On the Business Day immediately following each such Reset Announcement Date, the Company will cause a notice of such Series K Reset Spread and Applicable Benchmark Treasury to be published in an Authorized Newspaper.

         The applicable Coupon Rate on the Series L Notes to be in effect on and after the Series L Reset Date will be reset on the third Business Day immediately preceding the Series L Reset Date to the Series L Reset Rate (such Series L Reset Rate to be in effect from and after the Series L Reset Date). On each Reset Announcement Date with respect to Series L Notes, the Series L Reset Spread and the Applicable Benchmark Treasury to be used to determine the Series L Reset Rate will be announced by the Company. On the Business Day immediately following each such Reset Announcement Date, the Company will cause a notice of such Series L Reset Spread and Applicable Benchmark Treasury to be published in an Authorized Newspaper.

         Not later than 7 calendar days nor more than 15 calendar days prior to each Reset Announcement Date and each Purchase Contract Settlement Date, if such Purchase Contract Settlement Date is not also a Reset Date, the Company will request that the Depositary notify (or any successor Clearing Agency or its nominee) by first-class mail, postage prepaid, the Beneficial Owners or Clearing Agency Participants holding Corporate Units or Treasury Units, of such Reset Announcement Date and any procedures to be followed by such Holders of Securities, who intend to settle their obligation under the applicable portion of the Purchase Contract with separate cash on the applicable Purchase Contract Settlement Date.

SECTION 4.2   NOTICE AND VOTING.

         Under and subject to the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Debt Securities pledged with the Collateral Agent but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Debt Securities are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Debt Securities, the Agent shall, as soon as practicable thereafter, mail to the Holders of Corporate Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Debt Securities entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Debt Securities underlying their Corporate Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Corporate Units on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Debt Securities as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Agent shall abstain from voting the Debt Security underlying such Corporate Unit. The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Agent in order to enable the Agent to vote such Debt Securities.

SECTION 4.3   SUBSTITUTION OF A TREASURY PORTFOLIO FOR DEBT SECURITIES.

         (a) Upon the occurrence of a Tax Event Redemption prior to the Second Purchase Contract Settlement Date, the Redemption Price payable on the Tax Event Redemption Date with respect to the Applicable Principal Amount of Debt Securities shall be delivered to the Collateral Agent in exchange for the Pledged Debt Securities. Pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the Redemption Amount of such Redemption Price to purchase on behalf of the Holders of Corporate Units the Tax Event Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Corporate Units. The Tax Event Treasury Portfolio will be substituted for the outstanding Pledged Debt Securities, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock of the Company on the applicable Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following the occurrence of a Tax Event Redemption prior to the Second Purchase Contract Settlement Date, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Tax Event Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Debt Securities subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement, and any reference herein to the Debt Securities shall be deemed to be reference to such Tax Event Treasury Portfolio. The Company may cause to be made in any Corporate Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Tax Event Treasury Portfolio for Debt Securities as collateral.

         (b) Upon the successful remarketing of Series K Notes on the third Business Day immediately preceding August 16, 2004, the proceeds of such remarketing (after deducting any Remarketing Fee) shall be delivered to the Collateral Agent in exchange for the Pledged Series K Notes. Pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the 3-Year Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units the

3-Year Treasury Portfolio and promptly remit the remaining portion of such proceeds to the Agent for payment to the Holders of such Corporate Units. The 3-Year Treasury Portfolio will be substituted for the outstanding Pledged Series K Notes, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock of the Company on the First Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following the remarketing of the Series K Notes on the third business day immediately preceding August 16, 2004, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the 3-Year Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Series K Notes subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement, and any reference herein to the Series K Notes shall be deemed to be reference to such 3-Year Treasury Portfolio. The Company may cause to be made in any Corporate Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the 3-Year Treasury Portfolio for Series K Notes as collateral.

         (c) Upon the successful remarketing of Series L Notes on the third Business Day immediately preceding August 16, 2005, the proceeds of such remarketing (after deducting any Remarketing Fee) shall be delivered to the Collateral Agent in exchange for the Pledged Series L Notes. Pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the 4-Year Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units the 4-Year Treasury Portfolio and promptly remit the remaining portion of such proceeds to the Agent for payment to the Holders of such Corporate Units. The 4-Year Treasury Portfolio will be substituted for the outstanding Pledged Series L Notes, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock of the Company on the Second Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following the remarketing of the SERIES L Notes on the third business day immediately preceding August 16, 2005, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the 4-Year Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Series L Notes subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement, and any reference herein to the Series L Notes shall be deemed to be reference to such 4-Year Treasury Portfolio. The Company may cause to be made in any Corporate Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the 4-Year Treasury Portfolio for Series L Notes as collateral.

SECTION 4.4   CONSENT TO TREATMENT FOR TAX PURPOSES.

         Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, covenants and agrees to treat itself as the owner, for United States federal, state and local income and franchise tax purposes, of (i) the related Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, in the case of the Corporate Units, or (ii) the Treasury Securities, in the case of the Treasury Units. Each Holder of a Corporate Unit, by its acceptance thereof, further covenants and agrees to treat the Debt Securities as indebtedness of the Company for United States federal, state and local income and franchise tax purposes.

                                   ARTICLE V

                             THE PURCHASE CONTRACTS

SECTION 5.1   PURCHASE OF SHARES OF COMMON STOCK.

         Each Purchase Contract shall, unless a Termination Event or an Early Settlement in accordance with Section 5.9 hereof has occurred, obligate the Holder of the related Security to purchase, and the Company to sell, on each of the First Purchase Contract Settlement Date and the Second Purchase Contract Settlement Date, for $25 in cash on each such date (the "Purchase Price"), a number of newly issued shares of Common Stock equal to the applicable Settlement Rate. The "Settlement Rate" as determined with respect to a Purchase Contract Settlement Date is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $55.68 (the "Threshold Appreciation Price"),
0.4490 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price, but is greater than $45.64, the number of shares of Common Stock equal to $25 divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $45.64, 0.5478 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in Section 5.6 (and in each case rounded upward or downward to the nearest 1/10,000th of a share). As provided in Section 5.10, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts.

         The "Applicable Market Value" with respect to a Purchase Contract Settlement Date means the average of the Closing Price per share of Common Stock on each of the twenty consecutive Trading Days ending on the third Trading Day immediately preceding such Purchase Contract Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market at the close of business that is the primary market for the trading of the Common Stock.

         Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder), agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, and consents to the provisions hereof, irrevocably authorizes the Agent as its attorney-in-fact to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Debt Securities, the Treasury Portfolios or the Treasury Securities pursuant to the Pledge Agreement. Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, further covenants and agrees, that, to the extent and in the manner provided in Section 5.4 and the Pledge Agreement, but subject to the terms thereof, payments in respect of the principal of and interest on Debt Securities or the Proceeds of the Treasury Securities or Applicable Ownership Interest in any Treasury Portfolio on a Purchase Contract Settlement Date shall be paid by the Collateral Agent to the

Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee), under the terms of this Agreement, the Purchase Contract underlying such Certificate and the Pledge Agreement; and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificates so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

SECTION 5.2   CONTRACT ADJUSTMENT PAYMENTS.

         Subject to Section 5.3 herein, the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date next preceding such Payment Date. The Contract Adjustment Payments will be payable at the office of the Agent in The City of New York maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Corporate Unit Register or Treasury Unit Register.

         Upon the occurrence of a Termination Event, the Company's obligation to pay Contract Adjustment Payments (including any accrued or Deferred Contract Adjustment Payments) shall cease.

         Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Certificate (including as a result of a Collateral Substitution or the re-establishment of a Corporate
Unit) shall carry the rights to Contract Adjustment Payments accrued and unpaid, and to accrue Contract Adjustment Payments, which were carried by the Purchase Contracts which were represented by such other Certificates.

         Subject to Section 5.9, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date that is after any Record Date and on or prior to the next succeeding Payment Date, Contract Adjustment Payments, if any, otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Security (or one or more Predecessor Certificates) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, Contract Adjustment Payments that would otherwise be payable after the Early Settlement Date with respect to such Purchase Contract shall not be payable.

         The Company's obligations with respect to Contract Adjustment Payments, will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

SECTION 5.3   DEFERRAL OF PAYMENT DATES FOR CONTRACT ADJUSTMENT PAYMENTS.

         The Company shall have the right, at any time prior to the Second Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date to a date no later than the Purchase Contract Settlement Date next succeeding the date such deferral commences, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Adjustment Payments to the NYSE or other applicable self-regulatory organization or to Holders of the Securities, but in any event not less than one Business Day prior to such Record Date. In connection with any Contract Adjustment Payments so deferred, additional Contract Adjustment Payments on the amounts so deferred will accrue at the rate of 8.75% per annum (computed on the basis of 360 day year of twelve 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments together with the accrued additional Contract Adjustment Payments thereon, being referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section 5.3. No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date next succeeding the date such deferral commences. If the Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder's right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments will terminate.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the next succeeding Purchase Contract Settlement Date, each Holder will receive on such Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to a number of shares of Common Stock equal to the applicable Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such Holder divided by (y) the Applicable Market Value.

         No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on a Purchase Contract Settlement Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.10.

         In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase its capital stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company's capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan).

SECTION 5.4   PAYMENT OF PURCHASE PRICE.

         (a)(i) Unless a Treasury Portfolio has replaced the relevant Debt Securities or a Holder settles the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.9, each Holder of a Corporate Unit must notify the Agent by use of a notice in substantially the form of Exhibit C hereto of its intention to pay in cash ("Cash Settlement") the Purchase Price for the shares of Common Stock to be purchased pursuant to the applicable portion of a Purchase Contract on a Purchase Contract Settlement Date. Such notice shall be made on or prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the applicable Purchase Contract Settlement Date. The Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.

            (ii) A Holder of a Corporate Unit who has so notified the Agent of its intention to make a Cash Settlement is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the applicable Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Company. Any cash received by the Collateral Agent will be invested promptly by the Collateral Agent in Permitted Investments and paid to the Company on the applicable Purchase Contract Settlement Date in settlement of the applicable portion of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments, will be distributed to the Agent when received for payment to the Holder.

            (iii) If a Holder of a Corporate Unit fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph (a)(i) above, such failure shall constitute a default under the related Purchase Contract and the Holder shall be deemed to have consented to the disposition of the applicable Pledged Debt Securities (as defined in the Pledge Agreement, and which shall be Series K Notes in connection with the First Purchase Contract Settlement Date and Series L Notes in connection with the Second Purchase Contract Settlement Date) pursuant to the remarketing as described in paragraph (b) below. If a Holder of a Corporate Unit does notify the Agent as provided in paragraph (a)(i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (a)(ii) above, such failure shall also constitute a default; however, the Debt Securities of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Debt Securities, including those rights specified in paragraph (c) below.

         (b) In order to dispose of the applicable Debt Securities (which shall be Series K Notes in connection with the First Purchase Contract Settlement Date and Series L Notes in connection with the Second Purchase Contract Settlement Date) of Corporate Unit Holders who have not notified the Agent of their intention to effect a Cash Settlement with respect to a Purchase Contract Settlement Date as provided in paragraph (a)(i) above, the Company shall engage one or more nationally recognized investment banking firms (the "Remarketing Agents") pursuant to a Remarketing Agreement to sell such Debt Securities. In order to facilitate the remarketing, the Agent shall notify the Remarketing Agents, by 10:00 a.m., New York City time, on the fourth Business Day immediately preceding such Purchase Contract Settlement Date, of the aggregate number of Debt Securities to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will present for remarketing such Debt Securities to the Remarketing Agents. Upon receipt of such notice from the Agent and such Debt Securities from the Collateral Agent, the Remarketing Agents will, on the third Business Day immediately preceding such Purchase Contract Settlement Date, use their reasonable efforts to remarket such Debt Securities on such date at a price of approximately 100.5% (but not less than 100%) of the aggregate principal amount of such Debt Securities, plus accrued and unpaid interest, if any, thereon. After deducting the applicable Remarketing Fee from any amount of such proceeds in excess of the aggregate principal amount of such remarketed Debt Securities of such series plus accrued and unpaid interest, if any, then the Remarketing Agent will remit the remaining portion of the proceeds from such remarketing to the Collateral Agent. Such portion of the proceeds, equal to the aggregate principal amount of such Debt Securities, will automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement, to satisfy in full such Corporate Unit Holders' obligations to pay the Purchase

Price for the Common Stock under the applicable portions of the related Purchase Contracts on such Purchase Contract Settlement Date. Any proceeds in excess of those required to pay the Purchase Price and the Remarketing Fee will be remitted to the Agent for payment to the Holders of the related Corporate Unit. Corporate Unit Holders whose Debt Securities are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If such a remarketing results in a Failed Remarketing in accordance with the terms of the Pledge Agreement, the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Debt Securities, including those actions specified in paragraph (c) below; provided, that if upon a Failed Remarketing the Collateral Agent exercises such rights for the benefit of the Company with respect to such Debt Securities, any accrued and unpaid interest on such Debt Securities will become payable by the Company to the Agent for payment to the Holder of the Corporate Unit to which such Debt Securities relate. Such payment will be made by the Company on or prior to 11 a.m. New York City time on the applicable Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer in immediately available funds payable to or upon the order of the Agent. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding such Purchase Contract Settlement Date in an Authorized Newspaper.

         (c) With respect to any Debt Securities beneficially owned by Holders who have elected Cash Settlement but failed to deliver cash as required in (a)(ii) above, or with respect to Debt Securities which are subject to a Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and paragraph (h) below, may, among other things, (i) retain such Debt Securities in full satisfaction of the Holders' obligations under the applicable portions of the Purchase Contracts or (ii) sell such Debt Securities in one or more public or private sales and apply the proceeds of such sale in full satisfaction of the Holders' obligations under the applicable portions of the Purchase Contracts.

         (d)(i) Unless a Holder of a Treasury Unit or, if a Treasury Portfolio has replaced the relevant Debt Securities, a Corporate Unit, settles the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.9, each Holder of a Treasury Unit or, if a Treasury Portfolio has replaced the relevant Debt Securities, a Corporate Unit must notify the Agent by use of a notice in substantially the form of Exhibit C hereto of its intention to pay in cash the Purchase Price for the shares of Common Stock to be purchased pursuant to the applicable portion of a Purchase Contract on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the applicable Purchase Contract Settlement Date.

            (ii) A Holder of a Treasury Unit or, if a Treasury Portfolio has replaced the relevant Debt Securities, a Corporate Unit, who has so notified the Agent of its intention to make a Cash Settlement in accordance with paragraph (d)(i) above is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the applicable Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Company. Any cash received by the Collateral Agent will be invested promptly by the Collateral Agent in Permitted Investments and paid to the Company on the applicable Purchase Contract Settlement Date in settlement of the applicable portion of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments will be distributed to the Agent when received for payment to the Holder.

            (iii) If a Holder of a Treasury Unit or, if a Treasury Portfolio has replaced the relevant Debt Securities, a Corporate Unit, fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph (d)(i) above, or if a Holder of a Treasury Unit or a Corporate Unit (if a Tax

Event Redemption has occurred) does notify the Agent as provided in paragraph
(d)(i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (d)(ii) above, then such failure shall constitute a default under the related Purchase Contract and upon the maturity of the Pledged Treasury Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, held by the Collateral Agent on the Business Day immediately prior to the applicable Purchase Contract Settlement Date, the principal amount of the Treasury Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, received by the Collateral Agent will be invested promptly in overnight Permitted Investments. On the applicable Purchase Contract Settlement Date an amount equal to the Purchase Price will be remitted to the Company as payment thereof without receiving any instructions from the Holder. In the event the sum of the proceeds from the related Pledged Treasury Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the applicable portions of the Purchase Contracts being settled thereby, the Collateral Agent will distribute such excess to the Agent for the benefit of the Holder of the related Treasury Units or Corporate Units when received.

         (e) Any distribution to Holders of excess funds and interest described above, shall be payable at the office of the Agent in The City of New York maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register.

         (f) Unless a Holder settles the underlying Purchase Contract through the early delivery of cash to the Collateral Agent with respect to a Purchase Contract Settlement Date in the manner described herein, the Company shall not be obligated to issue any shares of Common Stock in respect of the relevant portion of the Purchase Contract or deliver any certificate therefor to the Holder unless it shall have received payment in full of the Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         (g) Upon Cash Settlement with respect to the applicable portion of any Purchase Contract, (i) the Collateral Agent will, in accordance with the terms of the Pledge Agreement, cause the corresponding Pledged Debt Securities or appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, or the Pledged Treasury Securities underlying the relevant Security to be released from the Pledge by the Collateral Agent free and clear of any security interest of the Company and transferred to the Agent for delivery to the Holder thereof or its designee as soon as practicable and (ii) subject to the receipt thereof from the Collateral Agent, the Agent shall, by book-entry transfer, or other appropriate procedures, in accordance with instructions provided by the Holder thereof, transfer such Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, or such Treasury Securities (or, if no such instructions are given to the Agent by the Holder, the Agent shall hold such Debt Securities or the relevant Treasury Portfolio, as the case may be, or such Treasury Securities, and any distribution thereon, in the name of the Agent or its nominee in trust for the benefit of such Holder).

         (h) The obligations of the Holders to pay the Purchase Price on each Purchase Contract Settlement Date are non-recourse obligations and are payable solely out of any Cash Settlement or the proceeds of any Collateral pledged to secure the obligations of the Holders with respect to such Purchase Price, and in no event will Holders be liable for any deficiency between the proceeds of Collateral disposition and the Purchase Price. A default by a Holder in the performance of its obligations under a Purchase Contract in connection with the First Purchase Contract Settlement Date shall not in itself be a default in the performance of its obligations under such Purchase Contract in connection with the Second Purchase Contract Settlement Date (except in connection with Early Settlement).

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


SECTION 5.5   ISSUANCE OF SHARES OF COMMON STOCK.

         Unless a Termination Event or an Early Settlement shall have occurred, on a Purchase Contract Settlement Date, upon its receipt of payment in full of the applicable Purchase Price for shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article and subject to
Section 5.6(b), the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing the newly issued shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which both a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder. Subject to the foregoing, upon delivery of settlement instructions thereon duly completed and executed, and, in connection with the Second Purchase Contract Settlement Date, upon surrender of a Certificate to the Agent on or after the Second Purchase Contract Settlement Date, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder) together with cash in lieu of fractional shares as provided in Section 5.10 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and any Certificate so surrendered shall forthwith be canceled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

SECTION 5.6   ADJUSTMENT OF SETTLEMENT RATE.

         (a)  Adjustments for Dividends, Distributions, Stock Splits, Etc.

         (1) In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Settlement Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (2) In case the Company shall issue rights, options or warrants to all holders of its Common Stock that are not available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities entitling such holders of the Common Stock, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan, including such a plan that provides for purchases of Common Stock by non-shareholders), the Settlement Rate, in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (3) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate, in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate, in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

         (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Settlement Rate, shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

         (5) In case the Company shall, (I) by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 5.6(b) applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (II) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made and (III) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a

Board Resolution) of consideration payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of the distribution described in clause (I) above and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Settlement Rate, shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (I), (II) and
(III) above and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

         (6) In case (I) a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (II) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made and (III) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph
(5) of this Section or this paragraph (6) has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate, shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described in clauses (I), (II) and (III) above (assuming in the case of clause
(I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

         (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.6(b) applies) shall be deemed to involve
(a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

         (8) The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

         (9) All adjustments to the Settlement Rate, shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2),
(3), (4), (5), (6), (7) or (10) of this Section 5.6(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (a),
(b) or (c) of the definition of Settlement Rate in Section 5.1 will apply on the Purchase Contract Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1),
(2), (3), (4), (5), (6), (7) or (10) of this Section 5.6(a) and the denominator shall be the Settlement Rate immediately before such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1),
(2), (3), (4), (5), (7) or (10) of this Section 5.6(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

         (10) The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish the effect of any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

         (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation), (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "Reorganization Event"), the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the applicable Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to such Purchase Contract Settlement Date) by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event assuming such Holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holders of each Outstanding Security shall have the rights provided by this Section 5.6. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

SECTION 5.7   NOTICE OF ADJUSTMENTS AND CERTAIN OTHER EVENTS.

         (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

         (i)  forthwith compute the Settlement Rate in accordance with Section
5.6 and prepare and transmit to the Agent a Company Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

         (ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to Section 5.6 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

         (b) The Agent shall not at any time be under any duty or responsi-bility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

SECTION 5.8   TERMINATION EVENT; NOTICE.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments or Deferred Contract Adjustment Payments, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Second Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, forming a part of such Securities in the case of Corporate Units, or Treasury Securities in the case of Treasury Units, in accordance with the provisions of
Section 4.3 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice thereof to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the applicable Register.

SECTION 5.9   EARLY SETTLEMENT.

         (a) A holder of Corporate Units may settle the related Purchase Contracts in their entirety on or prior to the fifth Business Day immediately preceding either Purchase Contract Settlement Date in the manner described herein, but only in integral multiples of 40 Corporate Units; provided, however, that such settlements may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date, and provided, further, if a Treasury Portfolio has become a component of the Corporate Units, Holders of Corporate Units may settle early only in integral multiples of 1,600,000 Corporate Units. A holder of Treasury Units may settle the related Purchase Contracts in their entirety on or prior to the second Business Day immediately preceding each Purchase Contract Settlement Date in the manner described herein (in either case, an Early Settlement) but only in integral multiples of 40 Treasury Units. Upon Early Settlement, (i) the holder's rights to receive Deferred Contract Adjustment Payments on the Purchase Contracts being settled will be forfeited, (ii) the holder's right to receive additional Contract Adjustment Payments in respect of such Purchase Contracts will terminate and
(iii) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, or any amount accrued in respect of Contract Adjustment Payments. In order to exercise the right to effect any such early settlement ("Early Settlement") with respect to any Purchase Contracts, the Holder of the Certificate evidencing Securities shall deliver such Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds in an amount (the "Early Settlement Amount") equal to the sum of (i)(A) $50 times the number of Purchase Contracts being settled if settled on or prior to the First Purchase Contract Settlement Date or (B) $25 times the number of Purchase Contracts being settled if settled after the First Purchase Contract Settlement Date, plus, in either case, (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts. Except as provided in the immediately preceding sentence and subject to the second to last paragraph of Section 5.2, no payment or adjustment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement. In order for any of the foregoing requirements to be considered satisfied or effective with respect to a Purchase Contract underlying any Security on or by a particular Business Day, such requirement must be met at or prior to 5:00 p.m., New York City time, on such Business Day; the first Business Day on which all of the foregoing requirements have been satisfied by 5:00 p.m., New York City time shall be the "Early Settlement Date" with respect to such Security.

         (b) Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Company shall issue, and the Holder shall be entitled to receive (i) if settled prior to the First Purchase Contract Settlement Date,
0.8980 newly issued shares of Common Stock per Corporate Unit or Treasury Unit (the "First Early Settlement Rate") or (ii) if settled after the First Purchase Contract Settlement Date and before the Second Purchase Contract Settlement Date, 0.4490 newly issued shares of Common stock per Corporate Unit or Treasury Unit (the "Second Early Settlement Rate"), (regardless in either case of the market price of the Common Stock on the date of such Early Settlement); provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder of such related Securities will forfeit the right to receive any Deferred Contract Adjustment Payments. The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted. As promptly as practicable after Early Settlement of Purchase Contracts in accordance with the provisions of this Section 5.9, the Company shall issue and shall deliver to the Agent at the Corporate Trust Office a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.10.

         (c) No later than the third Business Day after the applicable Early Settlement Date the Company shall cause (i) the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, and (ii) the related Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, in the case of Corporate Units, or the related Treasury Securities, in the case of Treasury Units, to be released from the Pledge by the Collateral Agent and transferred, in each case to the Agent for delivery to the Holder thereof or its designee.

         (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Debt Securities, the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio or Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Securities, (i) transfer to the Holder the Debt Securities, Treasury Portfolio or Treasury Securities, as the case may be, forming a part of such Securities, and (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.10.

         (e) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Securities evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Securities as to which Early Settlement was not effected.

SECTION 5.10  NO FRACTIONAL SHARES.

         No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on a Purchase Contract Settlement Date or upon Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on a Purchase Contract Settlement Date or upon Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times (i) the Threshold Appreciation Price, in the case of an Early Settlement, or (ii) the Applicable Market Value, in all other circumstances. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this Section 5.10 in a timely manner.

SECTION 5.11  CHARGES AND TAXES.

         The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts and in payment of any Deferred Contract Adjustment Payments; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Security or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Securities evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                   ARTICLE VI

                                    REMEDIES

SECTION 6.1 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE CONTRACT ADJUSTMENT PAYMENTS AND TO PURCHASE COMMON STOCK.

         The Holder of any Corporate Unit or Treasury Unit shall have the right, which is absolute and unconditional (subject to the right of the Company to defer payment thereof pursuant to Section 5.3, the prepayment of Contract Adjustment Payments pursuant to Section 5.9(a) and the forfeiture of any Deferred Contract Adjustment Payments upon Early Settlement pursuant to Section 5.9(b) or upon the occurrence of a Termination Event), to receive payment of each installment of the Contract Adjustment Payments with respect to the Purchase Contract constituting a part of such Security on the respective Payment Date for such Security and to purchase Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such payment and right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.2   RESTORATION OF RIGHTS AND REMEDIES.

         If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

SECTION 6.3   RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of
Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.4   DELAY OR OMISSION NOT WAIVER.

         No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

SECTION 6.5   UNDERTAKING FOR COSTS.

         All parties to this Agreement agree, and each Holder of Corporate Units or Treasury Units, by its acceptance of such Corporate Units or Treasury Units shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of payment of interest on any Debt Securities or Contract Adjustment Payments on any Purchase Contract on or after the respective Payment Date therefor in respect of any Security held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting part of any Security held by such Holder.

SECTION 6.6   WAIVER OF STAY OR EXTENSION LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                   THE AGENT

SECTION 7.1   CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) Prior to a Default and after the curing or waiving of all such Defaults that may have occurred,

         (1) the Agent undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Agent; and

         (2) the Agent may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Agent, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement; but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

         (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

         (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

         (2) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts; and

         (3) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

         (d) The Agent is authorized to execute, deliver and perform the Pledge Agreement in its capacity as Agent and to grant the Pledge. The Agent shall be entitled to all of the rights, privileges, immunities and indemnities contained in this Agreement with respect to any duties of the Agent under, or actions taken by the Agent pursuant to, such Pledge Agreement.

         (e) In case a Default has occurred (that has not been cured or waived), and is actually known by a Responsible Officer of the Agent, the Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (f) At the request of the Company, the Agent is authorized to execute and deliver one or more Remarketing Agreements to, among other things, effectuate Section 5.4.

SECTION 7.2   NOTICE OF DEFAULT.

         Within 90 days after the occurrence of any Default hereunder of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to the Company and the Holders of Securities, as their names and addresses appear in the Register, notice of such Default hereunder, unless such Default shall have been cured or waived; PROVIDED THAT, except for a default in any payment obligation hereunder, the Agent shall be protected in withholding such notice if and so long as the Responsible Officer of the Agent in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

SECTION 7.3   CERTAIN RIGHTS OF AGENT.

         Subject to the provisions of Section 7.1:

         (a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Company Certificate;

         (d) the Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney;

         (f) the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder; and

         (g) the rights, privileges, protections, immunities and benefits given to the Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Agent in each of its capacities hereunder.

SECTION 7.4   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Certificates shall be taken as the statements of the Company, and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

SECTION 7.5   MAY HOLD SECURITIES.

         Any Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Agent.

SECTION 7.6   MONEY HELD IN CUSTODY.

         Money held by the Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 7.7   COMPENSATION AND REIMBURSEMENT.

         The Company agrees:

         (a) to pay to the Agent from time to time such compensation for all services rendered by it hereunder as the parties shall agree from time to time (which compensation shall not be limited by any provisions of law in regards to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (c) to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         "Agent" for purposes of this Section 7.7 shall include any predecessor Agent; provided, however, that the negligence or bad faith of any Agent hereunder shall not affect the rights of any other Agent hereunder.

         When the Agent incurs expenses or renders services in an action or proceeding commenced pursuant to Section 4.3 of the Pledge Agreement upon the occurrence of a Termination Event, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

         The provisions of this Section 7.7 shall survive the termination of this Agreement and the Pledge Agreement.

SECTION 7.8   CORPORATE AGENT REQUIRED; ELIGIBILITY.

         There shall at all times be an Agent hereunder which shall be (i) not an Affiliate of the Company and (ii) a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.9   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.

         (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

         (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Agent and the Company.

         (d)  if at any time

         (1) the Agent fails to comply with Section 310(b) of the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

         (2) the Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder, or

         (3) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

         (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, the Agent or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

         (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

         (g) If the Agent has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the TIA, the Agent and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

SECTION 7.10  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

         (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

         (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

SECTION 7.11  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any Person into which the Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Securities.

SECTION 7.12  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

         (a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Registrar.

         (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

SECTION 7.13  NO OBLIGATIONS OF AGENT.

         Except to the extent otherwise provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof.

SECTION 7.14  TAX COMPLIANCE.

         (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Securities or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

         (b) The Agent shall comply with any written direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 7.1(a)(2) hereof.

         (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                                  ARTICLE VIII

                            SUPPLEMENTAL AGREEMENTS

SECTION 8.1   SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

         (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates; or

         (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

         (c) to evidence and provide for the acceptance of appointment here-under by a successor Agent; or

         (d) to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.6(b); or

         (e) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

SECTION 8.2   SUPPLEMENTAL AGREEMENTS WITH CONSENT OF HOLDERS.

         With the consent of the Holders of not less than a majority of the outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

         (a)  change any Payment Date;

         (b) change the amount or the type of Collateral required to be Pledged to secure a Holder's Obligations under the Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral (except for the rights of Holders of Corporate Units to substitute the Treasury Securities for the Pledged Debt Securities or the Applicable Ownership Interest in the relevant Treasury Portfolio or the rights of holders of Treasury Units to substitute Debt Securities or the Applicable Ownership Interest in the relevant Treasury Portfolio for the Pledged Treasury Securities) or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

         (c) reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payment, or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable;

         (d) impair the right to institute suit for the enforcement of any Purchase Contract;

         (e) reduce the number of shares of Common Stock to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock upon settlement of any Purchase Contract, change a Purchase Contract Settlement Date or the right to Early Settlement or otherwise adversely affect the Holder's rights under any Purchase Contract; or

         (f) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any such supplemental agreement;

         provided, that if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the Holders of the affected class of Security as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; provided further, however, that no such agreement, whether with or without the consent of the Holders, shall affect Section 3.16 hereof.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.3   EXECUTION OF SUPPLEMENTAL AGREEMENTS.

         In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

SECTION 8.4   EFFECT OF SUPPLEMENTAL AGREEMENTS.

         Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

SECTION 8.5   REFERENCE TO SUPPLEMENTAL AGREEMENTS.

         Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Certificates.

                                   ARTICLE IX

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1 COVENANT NOT TO MERGE, CONSOLIDATE, SELL OR CONVEY PROPERTY EXCEPT UNDER CERTAIN CONDITIONS.

         The Company covenants that it will not merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless (i) either the Company shall be the continuing entity, or the successor (if other than the Company) shall be a Person, other than an individual organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such entity shall expressly assume all the obligations of the Company under the Purchase Contracts, the Debt Securities, this Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such corporation, and (ii) the Company or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default in its payment obligations or in any material default in the performance of any of its other obligations hereunder, or under any of the Securities or the Pledge Agreement.

SECTION 9.2   RIGHTS AND DUTIES OF SUCCESSOR ENTITY.

         In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor entity in accordance with Section 9.1, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of TXU Corp. any or all of the Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Agent for authentication and execution, and any Certificate evidencing Securities which such successor entity thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Securities thereafter to be issued as may be appropriate.

SECTION 9.3   OPINION OF COUNSEL GIVEN TO AGENT.

         The Agent, subject to Sections 7.1 and 7.3, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance have been met.

                                   ARTICLE X

                                   COVENANTS

SECTION 10.1  PERFORMANCE UNDER PURCHASE CONTRACTS.

         The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

SECTION 10.2  MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or establishment of a Corporate Unit and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Securities the Corporate Trust Office and appoints the Agent at its Corporate Trust Office as paying agent in such city.

SECTION 10.3  COMPANY TO RESERVE COMMON STOCK.

         The Company shall at all times prior to the Second Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Certificates.

SECTION 10.4  COVENANTS AS TO COMMON STOCK.

         The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

                                   ARTICLE XI

                              TRUST INDENTURE ACT

SECTION 11.1  TRUST INDENTURE ACT; APPLICATION.

         (a) This Agreement is subject to the provisions of the TIA that are required or deemed to be part of this Agreement and shall, to the extent applicable, be governed by such provisions; and

         (b) if and to the extent that any provision of this Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the TIA, such imposed duties shall control.

SECTION 11.2  LISTS OF HOLDERS OF SECURITIES.

         (a)  The Company shall furnish or cause to be furnished to the Agent
(a) semiannually, not later than June 1 and December 1 in each year, commencing June 1, 2002, a list, in such form as the Agent may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Agent may request in writing, within 30 days after the receipt by the Company of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Company shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Agent by the Company. The Agent may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Agent shall comply with its obligations under Section 311(a) of the TIA, subject to the provisions of Section 311(b) and Section 312(b) of the TIA.

SECTION 11.3  REPORTS BY THE AGENT.

         Not later than November 1 of each year, commencing November 1, 2002, the Agent shall provide to the Holders such reports, if any, as are required by
Section 313(a) of the TIA in the form and in the manner provided by Section 313(a) of the TIA. Such reports shall be as of the preceding September 15. The Agent shall also comply with the requirements of Sections 313(b), (c) and (d) of the TIA.

SECTION 11.4  PERIODIC REPORTS TO AGENT.

         The Company shall provide to the Agent such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the TIA in the form, in the manner and at the times required by Section 314 of the TIA.

SECTION 11.5  EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

         The Company shall provide to the Agent such evidence of compliance with any conditions precedent provided for in this Agreement as and to the extent required by Section 314(c) of the TIA. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the TIA may be given in the form of a Company's Certificate. Any opinion required to be given pursuant to
Section 314(c)(2) of the TIA may be given in the form of an Opinion of Counsel.

SECTION 11.6  DEFAULTS; WAIVER.

         The Holders of a majority of the Outstanding Purchase Contracts voting together as one class may, by vote, on behalf of all of the Holders, waive any past Default and its consequences, except a default

         (a)  in the payment on any Security, or

         (b) in respect of a provision hereof which under Section 8.2 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon such waiver, any such Default shall cease to exist, and any Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 11.7  AGENT'S KNOWLEDGE OF DEFAULTS.

         The Agent shall not be deemed to have knowledge of any Default unless a Responsible Officer charged with the administration of this Agreement shall have obtained written notice of such Default.

SECTION 11.8  CONFLICTING INTERESTS.

         The Indenture, the Indenture (For Unsecured Debt Securities Series A), dated as of October 1, 1997, of the Company to The Bank of New York, as trustee, the Indenture (For Unsecured Debt Securities Series B), dated as of October 1, 1997, of the Company to The Bank of New York, as trustee, the Indenture (For Unsecured Debt Securities Series C), dated as of January 1, 1998, of the Company to The Bank of New York, as trustee, the Purchase Contract Agreement dated as of July 1, 1998 of the Company to The Bank of New York, as agent, attorney-in-fact and trustee, the Indenture (For Unsecured Debt Securities Series D and Series
E), dated as of July 1, 1998, of the Company to The Bank of New York, as trustee, the Indenture (For Unsecured Debt Securities Series F), dated as of October 1, 1998 of the Company to The Bank of New York, as trustee, the Indenture (For Unsecured Debt Securities Series G), dated as of October 1, 1998, of the Company to The Bank of New York, as trustee, the Indenture (For Unsecured Debt Securities Series H), dated as of June 1, 1999, of the Company to The Bank of New York, as trustee, the Indenture (For Unsecured Debt Securities Series I), dated as of September 1, 1999, of the Company to The Bank of New York, as trustee, or the Indenture (For Unsecured Debt Securities Series J), dated as of July 1, 2001, of the Company to The Bank of New York, as trustee, shall be deemed to be specifically described in this Agreement for the purposes of clause
(i) of the first proviso contained in Section 310(b) of the TIA.

SECTION 11.9  DIRECTION OF AGENT.

         Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Agreement, as permitted by the TIA.

         IN WITNESS WHEREOF, the parties hereto have caused this Purchase Contract Agreement to be duly executed as of the day and year first above written.

                                     TXU CORP.


                                     By: /s/ Michael J. McNally
                                        ----------------------------------
                                        Name:   Michael J. McNally
                                        Title:  Executive Vice President

                                     THE BANK OF NEW YORK,
                                     as Purchase Contract Agent and Trustee


                                     By: /s/ Remo J. Reale
                                        ----------------------------------
                                        Name:  Remo J. Reale
                                        Title: Vice President

                                   EXHIBIT A

                       FORM OF CORPORATE UNIT CERTIFICATE


         THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. _____                                                   Cusip No. 873168504
Number of Corporate Units _______

                                   TXU CORP.

                             8.75% Corporate Units

                              ($50 Stated Amount)

         This Corporate Unit Certificate certifies that ___________ is the registered Holder of the number of Corporate Units set forth above. Each Corporate Unit represents (a) a stock purchase contract (as modified and supplemented and in effect from time to time, a "Purchase Contract") and (b) either (A) prior to the First Purchase Contract Settlement Date (as defined herein) so long as no Tax Event Redemption has occurred, (i) beneficial ownership of a Series K Senior Note due November 16, 2006 of the Company ("Series K Note"), having a principal amount of $25, and a Series L Senior Note due November 16, 2007 of the Company ("Series L Note", and together with the Series L Note, the "Debt Securities"), having a principal amount of $25, or (ii) following a successful remarketing of the Series K Notes on the third Business Day immediately preceding August 16, 2004, $25 principal amount of Series L Notes and the Applicable Ownership Interest in the 3-Year Treasury Portfolio,
(B) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date (as defined herein) so long as no Tax Event Redemption has occurred, (i) beneficial ownership of a Series L Note, having a principal amount of $25, or (ii) following a successful remarketing of the Series L Notes on the third Business Day immediately preceding August 16, 2005, the Applicable Ownership Interest in the 4-Year Treasury Portfolio, or (C) upon the occurrence of a Tax Event Redemption prior to the Second Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Tax Event Treasury Portfolio (in each case, as defined herein). All capitalized terms used herein without definition herein shall have the meaning set forth in the Purchase Contract Agreement referred to below.

         Pursuant to the Pledge Agreement, the Debt Securities and/or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, constituting part of each

Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Corporate Unit.

         The Pledge Agreement provides that all payments of principal or interest on or cash distributions in respect of any Pledged Debt Securities, or the appropriate Applicable Ownership Interest of the relevant Treasury Portfolio, as the case may be, constituting part of the Corporate Units received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) payments of interest with respect to Pledged Debt Securities or cash distributions on the appropriate Applicable Ownership Interest (as specified in clauses (1)(ii), (2)(ii), (3)(A)(ii) and
(3)(B)(ii) of the definition of such term) of the Treasury Portfolio, as the case may be, and (B) any payments of the principal with respect to any Debt Securities or on the appropriate Applicable Ownership Interest (as specified in clauses (1)(i), (2)(i), (3)(A)(i) and (3)(B)(i) of the definition of such term) in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments of principal of any Pledged Debt Securities or on the appropriate Applicable Ownership Interest (as specified in clauses (1)(i), (2)(i), (3)(A)(i) and (3)(B)(i) of the definition of such term) of the Treasury Portfolio, as the case may be, to the Company on the applicable Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate Units of which such Pledged Debt Securities or the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Corporate Units. Payment of interest on any Debt Security or distributions on the appropriate Applicable Ownership Interest (as specified in clauses (1)(ii), (2)(ii),
(3)(A)(ii) and (3)(B)(ii) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of a Corporate Unit evidenced hereby which are payable quarterly in arrears on February 16, May 16, August 16 and November 16 each year, commencing November 16, 2001 (a "Payment Date"), shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Corporate Unit Certificate (or a Predecessor Corporate Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Unit Certificate to purchase, and the Company to sell, (i) not later than November 16, 2004 (the "First Purchase Contract Settlement Date"), at a price of $25 in cash (the "Purchase Price"), a number of newly issued shares of Common Stock, without par value, of the Company ("Common Stock"), equal to the applicable Settlement Rate (as defined below) and (ii) not later than November 16, 2005 (the "Second Purchase Contract Settlement Date" and with the First Purchase Contract Settlement Date, each, a "Purchase Contract Settlement Date"), at a price of $25 in cash, a number of newly issued shares of Common Stock, equal to the applicable Settlement Rate, unless on or prior to the applicable Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Corporate Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described below.

         The "Settlement Rate" with respect to a Purchase Contract Settlement Date is equal to (a) if the Applicable Market Value (as defined below) determined with respect to such Purchase Contract Settlement Date is equal to or greater than $55.68 (the "Threshold Appreciation Price"), 0.4490 shares of Common Stock per Purchase Contract, (b) if such Applicable Market Value is less than the Threshold Appreciation Price but is greater than $45.64, the number of shares of Common Stock per Purchase Contract equal to $25 divided by such Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $45.64, 0.5478 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         The Company shall pay, on each Payment Date, in respect of each Purchase Contract evidenced hereby an amount (the "Contract Adjustment Payments") equal to (A) for the period prior to the First Purchase Contract Settlement Date, 3.65% per annum of the Stated Amount, and (B) for the period from and after the First Purchase Contract Settlement Date, 3.30% per annum of the Remaining Stated Amount, computed, in each case, on the basis of a 360 day year of twelve 30 day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described below. Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Unit Certificate (or a Predecessor Corporate Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Payment of interest on the Debt Securities or distributions on the appropriate Applicable Ownership Interest (as specified in clauses (1)(ii),
(2)(ii), (3)(A)(ii) and (3)(B)(ii) of the definition of such term) in the Treasury Portfolio, as the case may be, and Contract Adjustment Payments will be payable at the office of the Agent referred to below in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Corporate Unit Register.

         Unless the context otherwise requires, each provision of this Security shall be part of the Purchase Contracts evidenced hereby. This Security and each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of October 1, 2001 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent and trustee (including any successor thereunder, herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, and the Holders and of the terms upon which the Corporate Unit Certificates are, and are to be, executed and delivered.

         Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Corporate Units to purchase at the applicable Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the applicable Early Settlement Rate or the applicable Settlement Rate, as applicable.

         The "Applicable Market Value" with respect to a Purchase Contract Settlement Date means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding such Purchase Contract Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of the Corporate Units evidenced hereby shall pay, on each Purchase Contract Settlement Date, the applicable Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement or, an Early Settlement. A Holder of Corporate Units who does not make such payment in accordance with the Purchase Contract Agreement or who does not notify the Agent of such Holder's intention, on or prior to 5:00 p.m. New York City time on the fifth Business Day immediately preceding a Purchase Contract Settlement Date, to make an effective Cash Settlement or an Early Settlement, shall have defaulted in its obligations under the applicable portion of the related Purchase Contract, and the Collateral Agent shall exercise its rights as a secured creditor for the benefit of the Company under the Purchase Contract Agreement and the Pledge Agreement and shall apply the Proceeds of the sale of the applicable related Pledged Debt Securities (which shall be the Series K Notes in connection with the First Purchase Contract Settlement Date and Series L Notes in connection with the Second Purchase Contract Settlement Date) held by the Collateral Agent to satisfy the Holder's obligation under such Purchase Contract to purchase Common Stock at the Purchase Price.

         The Company shall not be obligated to issue any shares of Common Stock in respect of any portion of a Purchase Contract on a Purchase Contract Settlement Date or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         Under the terms of the Pledge Agreement and the Purchase Contract Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Debt Securities. Upon receipt of notice of any meeting at which holders of Debt Securities are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Debt Securities, the Agent shall, as soon as practicable thereafter, mail to the Corporate Units Holders a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Corporate Unit Holder on the record date set by the Agent therefor shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Debt Securities constituting a part of such Holder's Corporate Unit and (c) stating the manner in which such instructions may be given. Upon the written request of the Corporate Unit Holders on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Debt Securities as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Agent shall abstain from voting any Debt Securities evidenced by such Corporate Unit.

         Upon the occurrence of a Tax Event Redemption prior to the Second Purchase Contract Settlement Date, the Redemption Price payable on the Tax Event Redemption Date with respect to the Applicable Principal Amount of Debt Securities shall be delivered to the Collateral Agent in exchange for the Pledged Debt Securities. Pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the Redemption Amount of such Redemption Price to purchase on behalf of the Holders of Corporate Units the Tax Event Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Corporate Units. The Tax Event Treasury Portfolio will be substituted for the outstanding Pledged Debt Securities, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock of the Company on the applicable Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following the occurrence of a Tax Event Redemption prior to the Second Purchase Contract Settlement Date, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Tax Event Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Debt Securities subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement, and any reference herein to the Debt Securities shall be deemed to be reference to such Tax Event Treasury Portfolio. The Company may cause to be made in any Corporate Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Tax Event Treasury Portfolio for Debt Securities as collateral.

         Upon the successful remarketing of Series K Notes on the third Business Day immediately preceding August 16, 2004, the proceeds of such remarketing (after deducting any Remarketing Fee) shall be delivered to the Collateral Agent in exchange for the Pledged Series K Notes.

Pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the 3-Year Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units the 3-Year Treasury Portfolio and promptly remit the remaining portion of such proceeds to the Agent for payment to the Holders of such Corporate Units. The 3-Year Treasury Portfolio will be substituted for the outstanding Pledged Series K Notes, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock of the Company on the First Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following the remarketing of the Series K Notes on the third business day immediately preceding August 16, 2004, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the 3-Year Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Series K Notes subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement, and any reference herein to the Series K Notes shall be deemed to be reference to such 3-Year Treasury Portfolio. The Company may cause to be made in any Corporate Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the 3-Year Treasury Portfolio for Series K Notes as collateral.

         Upon the successful remarketing of Series L Notes on the third Business Day immediately preceding August 16, 2005, the proceeds of such remarketing (after deducting any Remarketing Fee) shall be delivered to the Collateral Agent in exchange for the Pledged Series L Notes. Pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the 4-Year Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units the 4-Year Treasury Portfolio and promptly remit the remaining portion of such proceeds to the Agent for payment to the Holders of such Corporate Units. The 4-Year Treasury Portfolio will be substituted for the outstanding Pledged Series L Notes, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock of the Company on the Second Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following the remarketing of the Series L Notes on the third business day immediately preceding August 16, 2005, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the 4-Year Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Series L Notes subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement, and any reference herein to the Series L Notes shall be deemed to be reference to such 4-Year Treasury Portfolio. The Company may cause to be made in any Corporate Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the 4-Year Treasury Portfolio for Series L Notes as collateral.

         The Corporate Units are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Unit Certificate will be registered and Corporate Unit Certificates may be exchanged as provided in the Purchase Contract Agreement. The Corporate Unit Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         A Holder of a Corporate Unit may, at any time on or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, create or recreate a Treasury Unit and separate the Debt Securities or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as applicable, from the related Purchase Contract in respect of such Corporate Unit by substituting 3-Year Treasury Securities and 4-Year Treasury Securities for all, but not less than all, of the Series K Note and the Series L Note, respectively, or appropriate Applicable Ownership Interest in a 3-Year Treasury Portfolio or 4-Year Treasury Portfolio, respectively, or a Tax Event Treasury Portfolio, as the case may be, that form a part of such Corporate Unit in accordance with the Purchase Contract

Agreement; provided, however, that if a Treasury Portfolio has not replaced any Debt Securities as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption, such Collateral Substitutions may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; if a 3-Year Treasury Portfolio has replaced Series K Notes as a component of Corporate Units as a result of a successful remarketing of Series K Notes, and a Tax Event Redemption has not occurred, such Collateral Substitutions may not be made during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; and if a Tax Event Redemption has occurred or the 4-Year Treasury Portfolio has replaced the Series L Notes as a result of a successful remarketing of the Series L Notes, Holders of such Corporate Units may make such Collateral Substitutions at any time on or prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date (but not during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date). Holders may make Collateral Substitutions and establish Treasury Units (i) only in integral multiples of 40 Corporate Units if only Debt Securities are being substituted by Treasury Securities, or (ii) only in integral multiples of 1,600,000 Corporate Units if the appropriate Applicable Ownership Interests in any Treasury Portfolio are being substituted by any Treasury Security. To create 40 Treasury Units (if a Tax Event Redemption has not occurred and Series K Notes and Series L Notes remain components of Corporate Units), or 1,600,000 Treasury Units (if a Tax Event Redemption has occurred or a Treasury Portfolio has replaced either series of Debt Securities as a result of a successful remarketing of such Debt Securities), the Corporate Unit Holder shall

          (a) if a Treasury Portfolio has not replaced any Debt Securities as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption, (i) prior to the fifth Business Day preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent a 3-Year Treasury Security having a principal amount at maturity of $1,000 and a 4-Year Treasury Security having a principal amount at maturity of $1,000, or (ii) after the First Purchase Contract Settlement Date and prior to the fifth Business Day preceding the Second Purchase Contract Settlement Date, deposit with the Collateral Agent a 4-Year Treasury Security having a principal amount at maturity of $1,000; or

          (b) if a 3-Year Treasury Portfolio has replaced Series K Notes as a component of Corporate Units as a result of a successful remarketing of Series K Notes and a Tax Event Redemption has not occurred, prior to the second Business Day immediately preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent 3-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000 and 4-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000; or

          (c) if a 4-Year Treasury Portfolio has replaced Series L Notes as a component of Corporate Units as a result of a successful remarketing of Series L Notes or a Tax Event Redemption has occurred, (i) prior to the second Business Day immediately preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent 3-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000 and 4-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000, or (ii) after the First Purchase Contract Settlement Date and prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date, 4-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000; and

          (d) in each case, transfer the 40 Corporate Units, or, in the event a Treasury Portfolio is a component of Corporate Units, 1,600,000 Corporate Units, to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit B to the Pledge Agreement, stating that the Holder has transferred the relevant types and amounts of Treasury Securities to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the applicable Debt Securities or the appropriate Applicable Ownership Interest in the applicable Treasury Portfolio, as the case may be, underlying such Corporate Unit, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

         Upon receipt of the Treasury Securities described in clause (a), (b) or
(c) above and the instructions described in clause (d) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release from the Pledge, to the Agent, on behalf of the Holder, Debt Securities or the appropriate Applicable Ownership Interest in the applicable Treasury Portfolio, as the case may be, that had been components of such Corporate Unit, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

         (i)  cancel the related Corporate Units surrendered and transferred;

         (ii) transfer the Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, that had been components of such Corporate Unit to the Holder; and

         (iii) authenticate, execute on behalf of such Holder and deliver a Treasury Unit Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate Units.

         Holders who elect to separate the Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, from the related Purchase Contracts and to substitute Treasury Securities for such Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

         A Holder of Treasury Units may create or recreate Corporate Units by depositing with the Collateral Agent Debt Securities having an aggregate principal amount, in the case of the Series K Notes and the Series L Notes, equal to the aggregate principal amount at maturity, of the 3-Year Treasury Securities and 4-Year Treasury Securities, respectively, comprising part of the Treasury Units, or by so depositing the appropriate Applicable Ownership Interest in a Treasury Portfolio, in exchange for the release of such Pledged Treasury Securities, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         The Company shall have the right, at any time prior to the Second Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date to a date no later than the Purchase Contract Settlement Date next succeeding the date such deferral commences, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. In connection with any Contract Adjustment Payments so deferred, additional Contract Adjustment Payments will accrue on the amounts so deferred at the rate of 8.75% per annum (computed on the basis of a 360 day year of twelve 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date next succeeding the date such deferral commences.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the next succeeding Purchase Contract Settlement Date, the Holder of this Corporate Unit Certificate will receive on such Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Corporate Unit Certificate divided by (y) the Applicable Market Value related to such Purchase Contract Settlement Date.

         In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase its capital stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company's capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan).

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments or any Deferred Contract Adjustment Payments, and the rights and obligations of the Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Second Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Corporate Unit Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Debt Securities or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, forming a part of the Corporate Units evidenced hereby from the Pledge in accordance with the provisions of the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, a Holder of Corporate Units may settle the related Purchase Contracts in their entirety on or prior to the fifth Business Day immediately preceding either Purchase Contract Settlement Date, but only in integral multiples of 40 Corporate Units; provided, however, that such settlements may not be made during the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; and provided, further, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Corporate Units, Holders may settle early only in integral multiples of 1,600,000 Corporate Units at any time on or prior to the second Business Day immediately preceding such Purchase Contract Settlement Date (but not during the period two Business Days immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date). In order to exercise the right to effect any such early settlement an ("Early Settlement") with respect to any Purchase Contracts evidenced by this Corporate Unit Certificate, the Holder of this Corporate Unit Certificate shall deliver this Corporate Unit Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to the sum of (i)(A) $50 times the number of Purchase Contracts being settled, if settled on or prior to the fifth Business Day immediately preceding the First Purchase Contract Settlement Date or (B) $25 times the number of Purchase Contracts being settled, if settled after the First Purchase Contract Settlement Date plus, in either case, (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable, if any, on such Payment Date with respect to such Purchase Contracts. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Debt Securities or the appropriate Applicable Ownership Interest in the Treasury Portfolio underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate Unit as to which Early Settlement is effected equal to the applicable Early Settlement Rate which shall be equal to 0.8980 newly issued shares of Common Stock per Purchase Contract (the "First Early Settlement Rate") if settled prior to the First Purchase Contract Settlement Date, and equal to 0.4490 newly issued shares of Common Stock per Purchase Contract (the "Second Early Settlement Rate" and with the First Early Settlement Rate, each, an "Early Settlement Rate") if settled after the First Purchase Contract Settlement Date; provided however, that upon the Early Settlement of the Purchase Contracts, (i) the Holder thereof will forfeit the right to receive any Deferred Contract Adjustment Payments, if any, on such Purchase Contracts, (ii) the Holder's right to receive additional Contract Adjustment Payments in respect of such Purchase Contracts will terminate, and
(iii) no adjustment will be made to or for the Holder on account of Deferred Contract Adjustment Payments, or any amount accrued in respect of Contract Adjustment Payments. Each Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted, as provided in the Purchase Contract Agreement.

         Upon registration of transfer of this Corporate Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate Unit Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Corporate Unit Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, underlying this Corporate Unit Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Debt Securities, or the appropriate Applicable Ownership Interest in the Treasury Portfolio, on each Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         The Holder of this Corporate Unit Certificate, by its acceptance hereof, covenants and agrees to treat itself as the owner, for United States federal, state and local income and franchise tax purposes, of the Debt Securities or the appropriate Applicable Ownership Interest in the Treasury Portfolio forming part of the Corporate Units evidenced hereby. The Holder of this Corporate Unit Certificate, by its acceptance hereof, further covenants and agrees to treat the Debt Securities forming part of the Corporate Units evidenced hereby as indebtedness of the Company for United States federal, state and local income and franchise tax purposes.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts. In addition, certain amendments to the Purchase Contract Agreement may be made without any consent of the Holders as provided in the Purchase Contract Agreement.

         THE PURCHASE CONTRACTS EVIDENCED HEREBY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Company and the Agent and any agent of the Company or the Agent may treat the Person in whose name this Corporate Unit Certificate is registered on the Corporate Unit Register as the owner of the Corporate Units evidenced hereby for the purpose of receiving payments of interest payable quarterly on the Debt Securities, receiving payments of Contract Adjustment Payments and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof in accordance with the Purchase Contract Agreement, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent during regular business hours of the Agent.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Corporate Unit Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        TXU Corp.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        HOLDER SPECIFIED ABOVE (as to
                                        obligations of such Holder under the
                                        Purchase Contracts evidenced hereby)

                                        By: The Bank of New York,
                                            not individually but solely as
                                            Attorney-in-Fact of such Holder


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Dated:  October __, 2001



                     AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Corporate Unit Certificates referred to in the within mentioned Purchase Contract Agreement.

                                        THE BANK OF NEW YORK,
                                          as Purchase Contract Agent and Trustee


                                        By:
                                           -------------------------------------
                                               Authorized Signatory

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -                                   as tenants in common

UNIF GIFT MIN ACT -                          ------------Custodian------------
                                             (cust)                    (minor)

                                             Under Uniform Gifts to Minors Act

                                             ----------------------------------
                                                          (State)

TEN ENT -                                    as tenants by the entireties

JT TEN -                                     as joint tenants with right of
                                             survivorship and not as tenants in
                                             common

Additional abbreviations may also be used though not in the above list.

                        ---------------------------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)





(Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Corporate Unit Certificate and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Corporate Unit Certificate on the books of TXU Corp. with full power of substitution in the premises.

Dated:
      --------------------------------------------------------------------------
                                                Signature

                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as it appears upon the face of the
                                         within Corporate Unit Certificates in
                                         every particular, without alteration or
                                         enlargement or any change whatsoever.

Signature Guarantee:
                     --------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                            SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the [First] [Second] Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
      -----------------              ---------------------------------
                                         Signature
                                         Signature Guarantee:
                                                             -------------------
                                               (if assigned to another person)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



If shares are to be registered in the name of and          REGISTERED HOLDER
delivered to a Person other than the Holder, please
(i) print such Person's name and address and (ii) provide a guarantee of your signature:


                                              Please print name and address of
                                              Registered Holder:


---------------------------------------    -------------------------------------

                  Name                                        Name

---------------------------------------     ------------------------------------

                  Address                                     Address

---------------------------------------     ------------------------------------

---------------------------------------     ------------------------------------

---------------------------------------     ------------------------------------

Social Security or other
Taxpayer Identification
Number, if any
                                    --------------------------------------

                            ELECTION TO SETTLE EARLY

The undersigned Holder of this Corporate Unit Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Unit Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Unit Certificate representing any Corporate Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Debt Securities or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
      -------------------------              -----------------------------------
                                                        Signature

Signature Guarantee:
                    --------------------------------


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock or Corporate Unit Certificates
are to be registered in the name of and delivered to,
and Pledged Debt Securities, or the Treasury Portfolio,      REGISTERED HOLDER

as the case may be, are to be transferred to, a Person other than the Holder, please print such Person's name and address:

                                               Please print name and address of
                                               Registered Holder:



--------------------------------------------------------------------------------
         Name                                               Name

--------------------------------------------------------------------------------
         Address                                            Address

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     Social Security or other Taxpayer Identification
     Number, if any
                   ----------------------------------

Transfer Instructions for Pledged Debt Securities, or the Treasury Portfolio, as the case may be, Transferable Upon Early Settlement or a Termination Event:

                             [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                     SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

         The following increases or decreases in this Global Certificate have been made:

--------------------------------------------------------------------------------------------------------------------
          Date             Amount of decrease     Amount of increase     Principal Amount of       Signature of
                          in Principal Amount    in Principal Amount        this Global            authorized
                             of the Global          of the Global           Certificate            officer of
                              Certificate            Certificate          following such      Trustee or Securities
                                                                       decrease or increase         Custodian
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT B

                       FORM OF TREASURY UNIT CERTIFICATE


         THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.                                                          Cusip No. 873168603
   ----------------

Number of Treasury Units
                         -------------------


                                    TXU CORP.

                                 Treasury Units
                              ($50 Stated Amount)

         This Treasury Unit Certificate certifies that ___________ is the registered Holder of the number of Treasury Units set forth above. Each Treasury Unit represents (a) a stock purchase contract (as modified and supplemented and in effect from time to time, a "Purchase Contract") and (b) (i) prior to the First Purchase Contract Settlement Date (as defined herein), a 1/40, or 2.5% undivided beneficial ownership interest in a 3-Year Treasury Security and a 1/40, or 2.5% undivided beneficial ownership interest in a 4-Year Treasury Security and (ii) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date (as defined herein), a 1/40, or 2.5% undivided beneficial ownership interest in a 4-Year Treasury Security. All capitalized terms used herein without definition herein have the meaning set forth in the Purchase Contract Agreement referred to below.

         Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Treasury Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Treasury Unit.

         The Pledge Agreement provides that all payments of the principal of any Treasury Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer of same day funds (i) in the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Holders of the applicable Treasury Units to the accounts designated by them in writing for such purpose no later than 2:00 p.m. New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day), and (ii) in the case of the principal of any Pledged Treasury Securities, to the Company on the applicable Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Treasury Units of which such Pledged Treasury Securities are a part under the Purchaser Contracts forming a part of such Treasury Units.

         Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Unit Certificate to purchase, and the Company, to sell, (i) not later than November 16, 2004 (the "First Purchase Contract Settlement Date"), at a price of $25 in cash (the "Purchase Price"), a number of newly issued shares of Common Stock, without par value, of the Company ("Common Stock"), equal to the applicable Settlement Rate (as defined below) and (ii), not later than November 16, 2005 (the "Second Purchase Contract Settlement Date"), at a price of $25 in cash, a number of newly issued shares of Common stock equal to the applicable Settlement Rate, unless, in either case on or prior to the applicable Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Treasury Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described below.

         The "Settlement Rate" with respect to a Purchase Contract Settlement Date is equal to (a) if the Applicable Market Value (as defined below) determined with respect to such Purchase Contract Settlement Date is equal to or greater than $55.68 (the "Threshold Appreciation Price"), 0.4490 shares of Common Stock per Purchase Contract, (b) if such Applicable Market Value is less than the Threshold Appreciation Price but is greater than $45.64, the number of shares of Common Stock per Purchase Contract equal to $25 divided by such Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $45.64, 0.5478 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         The Company shall pay on each Payment Date in respect of each Purchase Contract evidenced hereby an amount (the "Contract Adjustment Payments") equal to (A) for the period prior to the First Purchase Contract Settlement Date, 3.65% per annum of the Stated Amount, or, and (B) for the period from and after the First Purchase Contract Settlement Date, 3.30% per annum of the Remaining Stated Amount, computed, in each case, on the basis of a 360 day year of twelve 30 day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described below. Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury Unit Certificate (or a Predecessor Treasury Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Contract Adjustment Payments will be payable at the office of the Agent referred to below in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Treasury Unit Register.

         Unless the context otherwise requires, each provision of this Security shall be part of the Purchase Contracts evidenced hereby. This Security and each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of October 1, 2001 (as may be supplemented from time to time, the "Purchase Contract Agreement") between the Company and The Bank of New York, as Purchase Contract Agent and trustee (including any successor thereunder, herein called the "Agent"), to which

Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Treasury Unit Certificates are, and are to be, executed and delivered.

         Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Treasury Unit to purchase at the applicable Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the applicable Early Settlement Rate or the applicable Settlement Rate, as applicable.

         The "Applicable Market Value" with respect to a Purchase Contract Settlement Date means the average of the Closing Price per share of Common Stock on each of the twenty consecutive Trading Days ending on the third Trading Day immediately preceding such Purchase Contract Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of the Treasury Units evidenced hereby shall pay, on each Purchase Contract Settlement Date, the applicable Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement or an Early Settlement. A Holder of Treasury Units who does not make such payment in accordance with the Purchase Contract Agreement or does not notify the Agent of such Holder's intention, on or prior to 5:00 p.m. New York City time on the fifth Business Day immediately preceding a Purchase Contract Settlement Date, to make an effective Cash Settlement or an Early Settlement, shall have defaulted in its obligations under the applicable portion of the related Purchase Contract, and the Collateral Agent shall exercise its rights as a secured creditor for the benefit of the Company under the Purchase Contract Agreement and the Pledge Agreement and shall apply the principal amount at maturity of the related Pledged Treasury Securities (which shall be the 3-Year Treasury Security in the case of the First Purchase Contract Settlement Date, and the 4-Year Treasury Security in the case of the Second Purchase Contract Settlement Date) held by the Collateral Agent to the Purchase Price of the Common Stock on such Purchase Contract Settlement Date.

         The Company shall not be obligated to issue any shares of Common Stock in respect of any portion of a Purchase Contract on a Purchase Contract Settlement Date or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         The Treasury Units are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple thereof. The transfer of any Treasury Unit Certificate will be registered and Treasury Unit Certificates may be exchanged as provided in the Purchase Contract Agreement. The Treasury Unit Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         A Holder of a Treasury Unit may, at any time on or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, create or recreate Corporate Units by depositing with the Collateral Agent Debt Securities or the appropriate Applicable Ownership Interest in a Treasury Portfolio, as the case may be, having an aggregate principal amount equal to the aggregate principal amount at maturity of, and in substitution for all, but not less than all, of the Treasury Securities comprising part of the Treasury Unit in accordance with the Purchase Contract Agreement; provided, however, that if a Treasury Portfolio has not replaced any Debt Securities as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption, such Collateral Substitutions may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; if a 3-Year Treasury Portfolio has replaced Series K Notes as a component of Corporate Units as a result of a successful remarketing of Series K Notes and a Tax Event Redemption has not occurred, such Collateral Substitutions may not be made during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; and if a Tax Event Redemption has occurred or the 4-Year Treasury Portfolio has replaced the Series L Notes as a result of a successful remarketing of the Series L Notes, Holders of Treasury Units may make such Collateral Substitutions at any time on or prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date (but not during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement
Date). Holders of Treasury Units may make such Collateral Substitutions and establish Corporate Units (i) only in integral multiples of 40 Treasury Units if Treasury Securities are being replaced by only Debt Securities, or (ii) only in integral multiples of 1,600,000 Treasury Units if any Treasury Security is being replaced by the Applicable Ownership Interest in a Treasury Portfolio. To create 40 Corporate Units (if a Tax Event Redemption has not occurred and Series K Notes and Series L Notes remain components of Corporate Units), or 1,600,000 Corporate Units (if a Tax Event Redemption has occurred or a Treasury Portfolio has replaced either series of Debt Securities as a result of a successful remarketing of such Debt Securities), the Treasury Unit Holder shall

         (a) if a Treasury Portfolio has not replaced any Debt Securities as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption, (i) prior to the fifth Business Day preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent $1,000 in aggregate principal amount of Series K Notes and $1,000 in aggregate principal amount of Series L Notes, or (ii) after the First Purchase Contract Settlement Date, deposit with the Collateral Agent $1,000 in aggregate principal amount of Series L Notes; or

         (b) if a 3-Year Treasury Portfolio has replaced Series K Notes as a component of Corporate Units as a result of a successful remarketing of Series K Notes and a Tax Event Redemption has not occurred, prior to the second Business Day immediately preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent the Applicable Ownership Interest in a 3-Year Treasury Portfolio and $40,000,000 aggregate principal amount of Series L Notes; or

         (c) if a 4-Year Treasury Portfolio has replaced Series L Notes as a component of Corporate Units as a result of a successful remarketing of Series L Notes or a Tax Event Redemption has occurred prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date, deposit with the Collateral Agent the Applicable Ownership Interest in the applicable Treasury Portfolio for each 1,600,000 Corporate Units being created by the Holder and having an aggregate principal amount of $80,000,000, or, if after the First Purchase Contract Settlement Date, $40,000,000; and

         (d) in each case, transfer and surrender the related 40 Treasury Units, or in the event a Treasury Portfolio is a component of Corporate Units, 1,600,000 Corporate Units, to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit B to the Pledge Agreement, stating that the Holder has transferred the relevant amount of Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury Units, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

         Upon receipt of the Debt Securities or the appropriate Applicable Ownership Interest in the applicable Treasury Portfolio, as the case may be, described in clause (a), (b) or (c) above and the instructions described in clause (d) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will effect the release of the Treasury Securities having a corresponding aggregate principal amount from the Pledge to the Agent free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

         (i)   cancel the related Treasury Units surrendered and transferred;

         (ii) transfer the Treasury Securities that had been components of such Treasury Units to the Holder; and

         (iii) authenticate, execute on behalf of such Holder and deliver a Corporate Unit Certificate executed by the Company in accordance with Section
3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury Units.

         Holders who elect to separate Treasury Securities from the related Purchase Contract and to substitute Debt Securities or the Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, for such Treasury Securities shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

         A Holder of Corporate Units may create or recreate Treasury Units by depositing with the Collateral Agent 3-Year Treasury Securities and 4-Year Treasury Securities, having an aggregate principal amount at maturity equal to the aggregate principal amount of the Series K Notes and the Series L Notes, respectively, or, the appropriate Applicable Ownership Interest in the Treasury Portfolio equal to the aggregate principal amount of the Pledged Treasury Securities at maturity, in exchange for the release of such Pledged Debt Securities or appropriate Applicable Ownership Interest in a Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         The Company shall have the right, at any time prior to the Second Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date to a date no later than the Purchase Contract Settlement Date next succeeding the date such deferral commences, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. In connection with any Contract Adjustment Payments so deferred, additional Contract Adjustment Payments will accrue on the amounts so deferred at the rate of 8.75% per annum (computed on the basis of a 360 day year of twelve 30 day months), compounding on each succeeding

Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date next succeeding the date such deferral commences.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the next succeeding Purchase Contract Settlement Date, the Holder of this Treasury Unit Certificate will receive on such Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of the Treasury Unit Certificate divided by (y) the Applicable Market Value related to such Purchase Contract Settlement Date.

         In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase its capital stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company's capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan).

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments or any Deferred Contract Adjustment Payments, and the rights and obligations of the Holders to purchase Common Stock shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Second Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two business days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Treasury Unit Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities forming a part of the Treasury Units evidenced hereby from the Pledge in accordance with the provisions of the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, a Holder of Treasury Units may settle the related Purchase Contracts in their entirety on or prior to the second Business Day immediately preceding either Purchase Contract Settlement Date, but only in integral multiples of 40 Treasury Units. In order to exercise the right to effect any such early settlement (an "Early Settlement") with respect to any Purchase Contracts evidenced by this Treasury Unit Certificate, the Holder of this Treasury Unit Certificate shall deliver this Treasury Unit Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement

Amount") equal to the sum of (i)(A) $50 times the number of Purchase Contracts being settled, if settled on or prior to the second Business Day immediately preceding the First Purchase Contract Settlement Date, or (B) $25 times the number of Purchase Contracts being settled, if settled between the First Purchase Contract Settlement Date and the second Business Day immediately preceding the Second Purchase Contract Settlement Date, plus in either case,
(ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable, if any, on such Payment Date with respect to such Purchase Contracts. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury Unit as to which Early Settlement is effected equal to the applicable Early Settlement Rate which shall be equal to 0.8980 newly issued shares of Common Stock per Purchase Contract (the "First Early Settlement Rate") if settled prior to the First Purchase Contract Settlement Date, and equal to 0.4490 newly issued shares of Common Stock per Purchase Contract (the "Second Early Settlement Rate" and with the First Early Settlement Rate, each, an "Early Settlement Rate") if settled after the First Purchase Contract Settlement Date; provided however, that upon the Early Settlement of the Purchase Contracts, (i) the Holder thereof will forfeit the right to receive any Deferred Contract Adjustment Payments, if any, on such Purchase Contracts, (ii) the Holder's right to receive additional Contract Adjustment Payments in respect of such Purchase Contracts will terminate, and (iii) no adjustment will be made to or for the Holder on account of Deferred Contract Adjustment Payments, or any amount accrued in respect of Contract Adjustment Payments. Each Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted, as provided in the Purchase Contract Agreement.

         Upon registration of transfer of this Treasury Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury Unit Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Treasury Unit Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Treasury Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury Unit Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Treasury Securities on each Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         The Holder of this Treasury Unit Certificate, by its acceptance hereof, covenants and agrees to treat itself as the owner, for United States federal, state and local income and franchise tax purposes, of the Treasury Securities forming part of the Treasury Units evidenced hereby.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts. In addition, certain amendments to the Purchase Contract Agreement may be made without any consent of the Holders as provided in the Purchase Contract Agreement.

         THE PURCHASE CONTRACTS EVIDENCED HEREBY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Company and the Agent and any agent of the Company or the Agent may treat the Person in whose name this Treasury Unit Certificate is registered on the Treasury Unit Register as the owner of the Treasury Units evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Contract Adjustment Payments and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, in accordance with the Purchase Agreement, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent during regular business hours of the Agent.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Treasury Unit Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       TXU Corp.


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                       HOLDER SPECIFIED ABOVE (as to
                                       obligations of such Holder under the
                                       Purchase Contracts evidenced hereby)



                                       By:  The Bank of New York,
                                            not individually but solely as
                                            Attorney-in-Fact of such Holder


                                       By:
                                           -------------------------------
                                           Name:
                                           Title:


Dated: October 16, 2001


                     AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Treasury Unit Certificates referred to in the within-mentioned Purchase Contract Agreement.

                                       THE BANK OF NEW YORK,
                                         as Purchase Contract Agent and Trustee


                                       By:
                                            ---------------------------------
                                              Authorized Signatory

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -                                   as tenants in common

UNIF GIFT MIN ACT -                          ------------Custodian------------
                                             (cust)                    (minor)

                                             Under Uniform Gifts to Minors Act

                                             ----------------------------------
                                                               (State)

TEN ENT -                                    as tenants by the entireties

JT TEN -                                     as joint tenants with right of
                                             survivorship and not as tenants in
                                             common

Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
            (Please insert Social Security or Taxpayer I.D. or other
                            Identifying Number of Assignee)

--------------------------------------------------------------------------------
 (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Treasury Unit Certificate and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Treasury Unit Certificate on the books of TXU Corp. with full power of substitution in the premises.

Dated:
      --------------------------------------------------------------------------
                                                Signature

                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as it appears upon the face of the
                                         within Treasury Unit Certificates in
                                         every particular, without alteration or
                                         enlargement or any change whatsoever.

Signature Guarantee:
                     --------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                            SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the [First] [Second] Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
      --------------------------------------------------------------------------
                                    Signature


Signature Guarantee:

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


If shares are to be registered in the name       REGISTERED HOLDER
of and delivered to a Person other than the Holder, please print such Person's name and address:
                                                 Please print name and address
                                                 of Registered Holder:

                        Name                           Name

                       Address                        Address

Social Security or other Taxpayer
Identification Number, if any


---------------------------------

                            ELECTION TO SETTLE EARLY

         The undersigned Holder of this Treasury Unit Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Unit Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Unit Certificate representing any Treasury Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
      --------------------------------------------------------------------------
                                                           Signature


Signature Guarantee:
                    ---------------------------------


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock or Treasury Unit        REGISTERED HOLDER
Certificates are to be registered in the name of and delivered to, and Pledged
Treasury Securities are to be transferred to, a Person other than the Holder, please print such Person's name and address:
                                                  Please print name and address
                                                  of Registered Holder:

                        Name                               Name

                       Address                            Address

Social Security or other Taxpayer
Identification Number, if any

---------------------------------


Transfer Instructions for Pledged Treasury Securities Transferable Upon Early Settlement or a Termination Event:

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

         The following increases or decreases in this Global Certificate have been made:

--------------------------------------------------------------------------------------------------------------------
          Date             Amount of decrease     Amount of increase     Principal Amount of       Signature of
                          in Principal Amount    in Principal Amount        this Global            authorized
                             of the Global          of the Global           Certificate            officer of
                              Certificate            Certificate          following such      Trustee or Securities
                                                                       decrease or increase         Custodian
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT C

                       NOTICE TO SETTLE BY SEPARATE CASH


Attention:

         Re:   Securities of TXU Corp. (the "Company")

               The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.4 of the Purchase Contract Agreement, dated as of October 1, 2001 among the Company, yourselves, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Collateral Agent, on or prior to 11:00 a.m. New York City time, on the Business Day immediately preceding the [First] [Second] Purchase Contract Settlement Date, (in lawful money of the United States by [certified or cashiers check or] wire transfer, in immediately available funds), $_________ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company under the related Purchase Contract on the [First] [Second] Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders election to make such cash settlement with respect to the Purchase Contracts related to such Holder's [Corporate Units] [Treasury Units].

Dated:
      --------------------------------------------------------------------------
                                    Signature

Signature Guarantee:
                    -----------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of Registered Holder:


--------------------------------------------------------------------------------
Name                            Social Security or other Taxpayer
                                  Identification Number, if any

Address

-------------------------

-------------------------





                                      C-1